[***] Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) of the type that the registrant treats as private or confidential.

ADDISONS

Exhibit 10.4

Sale and Purchase Deed

Tailor Investments Pty Limited ATF Steven Sher Family Trust

Standive Pty Limited ATF Morris & Lucille Sher Family Trust

PBH Australia Holding Company Pty Limited ACN 164 608 646

Care Pharmaceuticals Pty Limited ACN 009 200 604

Steven Sher

Clive Sher

Delon Badler

Execution copy

Level 10, 2 Park Street
Sydney NSW 2000 Australia

GPO Box 1433 Sydney
NSW 2001 Australia

Telephone +61 2 8915 1000
www.addisons.com

Ref: LAC001/4031
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10314075_2 i Legal/95754635_1 Table of Contents 1. Defined terms and interpretation ..................................................................................... 2 2. Conditions Precedent ...................................................................................................... 25 3. Sale and purchase ........................................................................................................... 26 4. Purchase Price ................................................................................................................. 27 5. Obligations before Completion ...................................................................................... 27 6. Locked box ....................................................................................................................... 35 7. Completion ....................................................................................................................... 36 8. After Completion .............................................................................................................. 41 9. Warranties and Indemnities ............................................................................................ 45 10. Buyer’s Warranty & Indemnity Insurance ..................................................................... 47 11. Limitations and qualifications ........................................................................................ 50 12. Buyer Claims .................................................................................................................... 59 13. Buyer Warranties ............................................................................................................. 61 14. Tax Returns ...................................................................................................................... 61 15. Tax Assessments ............................................................................................................ 63 16. Restriction on activities .................................................................................................. 63 17. Buyer's guarantee and indemnity .................................................................................. 66 18. Sellers' guarantee and indemnity .................................................................................. 67 19. Confidentiality and publicity .......................................................................................... 69 20. GST .................................................................................................................................... 71 21. Default interest ................................................................................................................. 71 22. Costs and duties .............................................................................................................. 72 23. Set-off................................................................................................................................ 72 24. Notices .............................................................................................................................. 72 25. General.............................................................................................................................. 73 Schedule 1 – Sellers and Sale Shares .......................................................................................... 76 Schedule 2 – Details of the Sale Companies................................................................................ 77 Schedule 3 – Warranties ................................................................................................................. 79 Schedule 4 – Buyer Warranties ................................................................................................... 101 Schedule 5 – Shared Services ..................................................................................................... 102 Schedule 6 – Business Intellectual Property ............................................................................. 103 Schedule 7 – Structure diagram of Target Entities ................................................................... 121 Schedule 8 – Material Agreements .............................................................................................. 122 Signing page .................................................................................................................................. 124 Annexure B – Transitional Services Agreement ........................................................................ 128 Annexure C – Retention Deed ..................................................................................................... 129

DETAILS

Date	10 May 2026
Parties	**Tailor Investments, Standive, Sellers' Guarantor, Covenantors, Buyer and Buyer's Guarantor** (as specified below)
Tailor Investments	**Tailor Investments Pty Limited ACN 077 580 244 as trustee for Steven Sher Family Trust** Address: 'Tower 2', Level 14, 101 Grafton Street, Bondi Junction NSW 2022 Attention: Steven Sher Email: [***]
Standive	**Standive Pty Limited ACN 103 613 154 as trustee for Morris & Lucille Sher Family Trust** Address: 'Tower 2', Level 14, 101 Grafton Street, Bondi Junction NSW 2022 Attention: Steven Sher Email: [***]
Sellers' Guarantor	**Steven David Sher** Address: [***] Email: [***]
Covenantors	**Clive Howard Sher** Address: [***] Email: [***] **Delon Badler** Address: [***] Email: [***]
Buyer	**PBH Australia Holding Company Pty Limited ACN 164 608 646** Address: Suite 302, Level 3, 75 Grafton Street, Bondi Junction NSW 2022 Attention: Jonathon Biddle Email: [***]
Buyer's Guarantor	**Care Pharmaceuticals Pty Limited ACN 009 200 604** Address: Suite 302, Level 3, 75 Grafton Street, Bondi Junction NSW 2022 Attention: Jonathon Biddle Email: [***]

Recitals

A. Tailor Investments and Standive, being the Sellers, own the Sale Shares.

B. Each Seller has agreed to sell, and the Buyer has agreed to buy, its Sale Shares on the terms and conditions set out in this deed.

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10314075_2 2 Legal/95754635_1 C. The Buyer’s Guarantor has agreed to guarantee the obligations of the Buyer under this deed. D. The Sellers’ Guarantor has agreed to be bound by the provisions of this deed expressed to be binding on him and to guarantee the Seller Guaranteed Obligations. E. The Covenantors have agreed to be bound by the provisions of this deed expressed to be binding on them. Operative Parts 1. Defined terms and interpretation 1.1 Defined terms Accounting Standards means: (a) the accounting standards approved under the Corporations Act and the requirements of that Law relating to the preparation and content of accounts and financial reports; (b) the accounting standards approved under the Corporations Act, being the Australian Accounting Standards and any authoritative interpretations issued by the Australian Accounting Standard Board; and (c) generally accepted and consistently applied accounting principles and practices in Australia. Accounts means, in relation to a Target Entity specified below, the unaudited financial statements of that Target Entity for the financial year ended on the Accounts Date, being the following documents in the Data Room: (a) in respect of LHAU, document 3.5.1.3.1; (b) in respect of Stantail Trading, document 3.10.1; (c) in respect of LHI, document 3.6.1.3.1; (d) in respect of Stantail International, document 3.10.2; and (e) in respect of BWHIP, document 3.9.2.1.3.1. Accounts Date means 30 June 2025. Additional Consideration means, in relation to a Sale Company, the amount specified in respect of that Sale Company in the following table multiplied by the number of days in the Locked Box Period: Sale Company Additional Consideration per day LHAU $22,768 Stantail International ($3,346) Stantail Trading $4,148 BWHIP $466

10314075_2 3 Legal/95754635_1 Laderma Holdings Nil Total $24,036 Adverse Costs Order has the meaning given in the Deed of Assignment dated 11 March 2026. Affiliate means: (a) in relation to any entity, any other entity that: (i) is a Related Body Corporate of the first mentioned entity; (ii) Controls, is Controlled by or is under common Control with the first mentioned entity; or (iii) is a trustee of any unit trust in relation to which that first mentioned entity, directly or indirectly: (A) controls the right to appoint the trustee; (B) is in a position to control the casting of more than one half of the maximum number of votes that might be cast at a meeting of holders of units in the trust; or (C) holds or is in a position to control the disposal of more than one half of the issued units of the trust; and (b) in relation to any natural person: (i) a Relative of that person; (ii) an entity that is Controlled by that person or a Relative of that person; or (iii) an entity in which the person or that person's Relative individually or together own or hold in aggregate more than 20% of the voting shares. Anti-Corruption Laws means all laws of any jurisdiction applicable to the Sellers, the Target Group or the Business, to the extent that such laws concern or relate to bribery, corruption, money laundering or counter-terrorism (or the prevention or prohibition thereof), including the relevant provisions of the Criminal Code Act 1995 (Cth) and the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth). Approved Purpose means the purpose of performing a party’s obligations under this deed. ASIC means the Australian Securities and Investments Commission. Assets means all of the tangible and non-tangible property and assets owned or used by the Target Group, including the Inventory and Plant and Equipment. Australian Target Entity means each Target Entity other than LHUSA. Australia-US Double Tax Agreement means the Convention between the Government of the United States of America and the Government of Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income.

10314075_2 4 Legal/95754635_1 Authorisation means any licence, accreditation, certification, approval, right, registration, listing, permit, certificate, consent, notification or comparable regulatory oversight, authority, pre-market authorisation or other authorisation given or issued by any Government Agency, Notified Body, or any other person, including but not limited to an "Authorisation" issued to manufacturers and suppliers of Regulated Health Products which includes ISO certifications, and GMP certifications. Bank means a corporation authorised by Law to carry on the general business of banking in Australia. Business means: (a) in relation to the Target Group, the business conducted by the Target Group, including the business of developing, manufacturing, marketing, selling and/or distributing the following products, other than in the UK/Eire and ROE Jurisdictions: (i) topical skin; (ii) sport and cramp relief, hydration and recovery; (iii) cramp supplement; (iv) lip care (including lip balm, tubes sticks, tint and overnight lip repair and cold sore gel and cold sore patches); (v) skin care (including very dry, sensitive skin, eczema and dermatitis, anti- itch, hand care, acne control, children's skin care, redness, scar, psoriasis, facial, acne control patch, oil free face sunscreen, overnight deep cleansing balm, daily face moisturiser cleansing gel, ultra fade serum and ultra fade face cream); (vi) foot care (including heel balm, foot mask, warteze freeze, fungistop, foot and leg cream, foot odour control spray, heel magic, anti-fungal, fungistop nail and foot fungus and nude camouflage anti-fungal); (vii) hair and scalp (including scalp relief range, hair restoring range and sebum control range); and (viii) personal care (including crystal deodorant, sweat control spray/roll on and chafing and sweat rash preventative cream); and (b) in relation to a Target Entity, the business conducted by the Target Entity. Business Day means a day on which Banks are open for general banking business in Sydney, Australia, excluding Saturdays, Sundays and public holidays. Business Hours means between 9.00am and 5.00pm on a Business Day. Business Intellectual Property means the registered business names, patents, trade marks, service marks, trade names, designs and domain names owned or used by the Target Entities, including as set out in Schedule 6. Business Names means each of the business names set out in Part 2 of Schedule 6. Buyer Claim means any Claim by the Buyer against the Sellers under or in connection with this deed.

10314075_2 5 Legal/95754635_1 Buyer Group means the Buyer, the Buyer’s Guarantor and each of their respective Affiliates and, from Completion, includes each Target Entity. Buyer Group Member means each member of the Buyer Group. Buyer Guaranteed Obligations means all obligations and liabilities of the Buyer under this deed, including all money and liabilities of any nature from time to time due, owing or incurred by the Buyer under this deed. Buyer Tax Claim means a Buyer Claim: (a) under the Tax Indemnity; or (b) for breach of any of the Tax Warranties. Buyer Warranties means the warranties given by the Buyer set out in Schedule 4. BWHIP means Brands Worldwide Holdings I.P. Pty Limited ACN 123 139 079. BWHIP Purchase Price means: (a) the Completion Amount in respect of BWHIP; (b) plus the Additional Consideration in respect of BWHIP; (c) minus any Leakage (including any Notified Leakage) in respect of BWHIP during the Locked Box Period; and (d) plus or minus any adjustment to be made in respect of BWHIP under this deed. Claim means any claim, notice, demand, cause of action, action, dispute, proceeding, litigation, investigation, inquiry, arbitration, mediation, audit, dispute resolution, suit or demand of any nature or judgement, however arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise. Commissioner means, in relation to a relevant Tax Authority, the Commissioner of that Tax Authority. Completion means completion of the sale and purchase of the Sale Shares contemplated by this deed. Completion Amount means, in relation to a Sale Company, the amount specified in respect of that Sale Company in the following table: Sale Company Completion Amount LHAU $156,757,252 less the amount of the Retention Amount Stantail International $1,947,368 Stantail Trading $38,612,809 BWHIP $19,797,164 Laderma Holdings $646,368

10314075_2 6 Legal/95754635_1 Sale Company Completion Amount Total $217,760,961 Completion Date means the date on which Completion occurs. Conditions has the meaning given in clause 2.1. Confidential Information means any information held in any form or medium relating to the Target Group or the Business, including all past, current and prospective financial, accounting, trading, marketing, technical, product and business information (including marketing and business strategies and methods of operation), trade secrets, know-how, prices, costs and details of contractual arrangements with employees, competitors, customers or suppliers or other specialised information or proprietary matters, and in each case includes any information derived or generated from that information, such as analyses, studies and compilations. Consequential Loss means, in respect of an event, fact, or circumstance giving rise to a Buyer Claim for breach of Warranty or under an Indemnity or Specific Indemnity: (a) any Loss or Liabilities suffered by a party that cannot reasonably be considered to flow directly or arise naturally from the relevant facts or circumstances giving rise to the Loss; and (b) notwithstanding paragraphs (c) to (d) of this definition, any and all loss of profit, loss of revenue or loss of goodwill, loss of opportunity and loss of savings, whether under contract, in tort (including negligence), under statute, or otherwise at Law or in equity, but does not include: (c) Loss arising naturally and in the usual course of things from the relevant facts or circumstances giving rise to the Loss which, at the date of this deed, would have been reasonably foreseeable by the party who committed the breach; or (d) any direct diminution in the value of the Sale Shares. Consolidated Group means a ‘consolidated group’ or a ‘MEC group’ as those terms are defined in section 995-1 of the Income Tax Assessment Act 1997 (Cth). Constitution means, in relation to a Target Entity, the constitution or articles of incorporation (as applicable) of that Target Entity. Contractor means a natural person who is engaged as an independent contractor to perform work for a Target Entity. Control means the capacity of a person or entity to determine the outcome of decisions about a second entity’s financial and operating policies, whether through the ownership of voting securities, by agreement or otherwise, including: (a) direct or indirect ownership of more than 50% of voting rights of such entity; and (b) the right to appoint the majority of the members of the board of directors of such second entity or to manage on a discretionary basis the assets of such entity; and

10314075_2 7 Legal/95754635_1 (c) in addition, in determining whether a person or entity has this capacity: (i) the practical influence that person or entity can exert in respect of the second entity is to be considered; or (ii) any practice or pattern of behaviour affecting the second entity’s financial or operating policies is to be taken into account (even if it involves a breach of agreement or a breach of trust). Controller means, in relation to a person's property: (a) a receiver or receiver and manager of that property; or (b) anyone else who (whether or not as agent for the person) is in possession, or has control of that property to enforce a Security Interest. Corporations Act means the Corporations Act 2001 (Cth). Covered Officers has the meaning given in clause 8.3(a)(i). D&O Runoff Policy has the meaning given in clause 8.3(a)(i). Data Room means the “Project Trust” virtual data room maintained by or on behalf of the Sellers and in which the Buyer and its Representatives have had access to information and materials relating to the Target Group and the Business. Data Room Information means all of the written information and material contained in the Data Room, including the written responses to questions and requests for further information submitted via the Data Room, an index of which is set out in Annexure A and a copy of which is contained in the USB storage device to be provided to the Buyer at Completion in accordance with clause 7.2(b)(vii). Deeds of Assignment means the deeds of assignment between [***]. Defaulting Party has the meaning given in clause 7.4(a). DIN has the meaning given to the term ‘director identification number’ in the Corporations Act. Disclosure Letter means a letter dated on or before the date of this deed addressed from the Sellers to the Buyer disclosing facts, matters and circumstances that are or may be inconsistent with the Warranties. Disclosure Materials means: (a) the Disclosure Letter; and (b) the Data Room Information. Domain Names means each of the domain names specified in Part 3 of Schedule 6. Duty means any: (a) stamp, landholder, land rich, transaction or registration duty or similar charge or impost that is assessed, levied, imposed or collected by any Government Agency; and

10314075_2 8 Legal/95754635_1 (b) interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of any of the above. EBC means Every Bite Counts Pty Limited ACN 112 282 256. EBC Group means EBC and certain of its related or associated entities which, together, carry on the ‘Every Bite Counts’ business, and EBC Group Member means each member of the EBC Group. EBC Non Transferring Employee means any Proposed EBC Transferring Employee who is not an EBC Transferring Employee. EBC Transferring Employee has the meaning given in clause 5.7(b). Employee means a person employed by a Target Entity at the date of this deed. End Date means 1 October 2026 (or such other date that the Sellers and the Buyer agree in writing). fairly disclosed has the meaning given in clause 11.5. Forecasts means any financial or operational forecasts, forward looking statements, projections, estimates, budgets, business plans, opinions as to future performance or other statements relating to the financial or operational prospects of a Target Entity or any part of it provided to the Buyer by or on behalf of the Sellers. Government Agency means: (c) a government or government department; (d) a governmental, semi-governmental, regulatory, administrative or judicial entity, department, commission or authority including a Notified Body; (e) a minister or agency of any government; or (f) a person (whether autonomous or not) who is charged with the administration of a Law, in any jurisdiction, whether federal, state, territorial, local or foreign. GST has the meaning given in the GST Act. GST Act means the act known as A New Tax System (Goods and Services Tax) Act 1999 (Cth). GST Group is as defined in section 48-5 of the GST Act. GST Return has the meaning given in the GST Act. Incoming Officers means each person nominated by the Buyer pursuant to clause 5.5(b) to be a director, secretary or public officer of an Australian Target Entity or a director or officer of LHUSA on Completion. Indemnities means the indemnities provided by the Sellers in clauses 9.4 (Warranty indemnity) and 9.5 (Tax indemnity).

10314075_2 9 Legal/95754635_1 Insolvency Event means the occurrence of any of the following events in relation to any person: (a) the person becomes insolvent as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable Law (including under section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable; (b) the person is wound up, dissolved or declared bankrupt; (c) the person becomes an insolvent under administration as defined in the Corporations Act; (d) a liquidator, provisional liquidator, Controller, administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of the person’s assets or undertaking; (e) the person enters into or becomes subject to: (i) any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or (ii) any re organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors; (f) an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above; (g) the person is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand; (h) a notice is issued under section 601AA or section 601AB of the Corporations Act, and that notice is not withdrawn or dismissed within 15 Business Days; (i) the person suspends payment of its debts, ceases or threatens to cease to carry on all or a material part of its business or becomes unable to pay its debts when they fall due; or (j) anything occurs under the Law of any jurisdiction which has a substantially similar effect to any of the other paragraphs of this definition, unless the event occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Sellers or Buyer (as applicable). Intellectual Property means all intellectual and industrial property rights of whatever nature (whether or not registered or registrable) including: (a) all technical information, know how, trade and service marks (whether registered or unregistered), business names (whether registered or unregistered) copyright, designs, patents, patent applications, technical data, formulae, computer programs, logos, drawings, inventions, discoveries, research developments, improvements, trade secrets, rights in circuit layouts, rights in data bases and plant breeders rights; (b) any application or right to apply for registration of any of the rights referred to in paragraph (a) and all renewals and extensions of those rights;

10314075_2 10 Legal/95754635_1 (c) the right to have confidential information (including trade secrets, know-how, operating procedures and technical information) kept confidential; and (d) all other rights or protections having similar effect anywhere in the world. Intellectual Property Licences means all agreements under which a Target Entity has the right to use any Intellectual Property owned by a third party or another Target Entity, or any trade secrets, know-how, operating procedure, technical information or other confidential information of a third party or another Target Entity, but does not include the JOIP Deed. Interest Rate means: (a) in respect of a given date, the rate percent per annum that is described as ‘Average Mid Rate’ and appears on the page entitled ‘BBSW’ on the Reuters Monitor System at 10:00 am (Eastern Standard time) on that date for a bank accepted bill of exchange having a term of 30 days; and (b) if in respect of that date the Interest Rate cannot be determined in accordance with paragraph (a) of this definition, the rate per cent per annum determined by the Sellers in good faith to be average of the rates quoted by Commonwealth Bank of Australia, Westpac Banking Corporation, Australia and New Zealand Banking Group and the National Australia Bank Limited at or about 10:00 am on that date for bank accepted bills of exchange having a term of 30 days. Inventory means all raw materials, supplies, packaging and containers, work in-progress, finished products and other inventory of the Business wherever located, including items of stock in transit or on consignment to customers. Jointly Owned IP means the Intellectual Property jointly owned by Laderma Holdings and BWHIP (on one hand) and Thornton & Ross (on the other hand) pursuant to the JOIP Deed. JOIP Deed means the Joint IP Ownership Deed between Laderma Holdings, BWHIP and Thornton & Ross dated on or around 16 June 2014, as amended and restated by the Amendment and Restatement Deed in relation to Joint IP Ownership Deed and 2014 Asset Purchase Agreement between the parties (amongst others) dated on or around 24 April 2015. Laws means all laws, statutes, enactments, rules, regulations, by-laws, subordinate legislation, judgments, Authorisations, certifications, standards, rulings, orders or decrees of any Government Agency, regulatory agency or other competent authority in any jurisdiction and includes but is not limited to TGA Laws. Laderma Holdings means Laderma Holdings Pty Limited ACN 117 543 861. Laderma Holdings Purchase Price means: (a) the Completion Amount in respect of Laderma Holdings; (b) plus the Additional Consideration in respect of Laderma Holdings; (c) minus any Leakage (including any Notified Leakage) in respect of Laderma Holdings during the Locked Box Period; and (d) plus or minus any adjustment to be made in respect of Laderma Holdings under this deed.

10314075_2 11 Legal/95754635_1 Leakage means, in relation to a Target Entity: (a) any dividend (in cash or in kind) or distribution declared, paid or made (whether actual or deemed) by the Target Entity to a Seller Group Member or Seller Associate, other than to another Target Entity; (b) any payments made or agreed to be made by the Target Entity to any Seller Group Member or Seller Associate in respect of any share capital, loan capital or other securities of the Target Entity (including interest) being issued, redeemed, purchased or repaid, or any other return of capital, other than to another Target Entity; (c) any transfer of an asset by the Target Entity to a Seller Group Member or Seller Associate to the extent that such transfer is at less than market value; (d) any payment, or the provision of any benefit, by the Target Entity to, or for the benefit of, any Seller Group Member or Seller Associate to the extent that such payment or benefit is in excess of the market value; (e) the incurrence of any indebtedness by the Target Entity to, or for the benefit of, any Seller Group Member or Seller Associate; (f) any cancellation, waiver, deferral or forgiveness of (or agreement to cancel, waive, defer or forgive) any indebtedness for money owed to the Target Entity by any Seller Group Member or Seller Associate; (g) the creation of any Security Interest in favour of any Seller Group Member or Seller Associate over any interest in any assets, rights or other benefits of the Target Entity; (h) any transfer of an asset by a Seller Group Member or Seller Associate to the Target Entity to the extent that such transfer is above market value; (i) 85% of the value of any Transaction Costs, incurred by the Target Entity unless accrued, provided for or reserved against in the Locked Box Accounts or is otherwise included as a reduction to the enterprise value set out in the tab labelled “i. EV to Equity Bridge” in the Locked Box Memorandum; (j) 85% of the value of any Transaction Bonuses, incurred by the Target Entity unless accrued, provided for or reserved against in the Locked Box Accounts or is otherwise included as a reduction to the enterprise value set out in the tab labelled “i. EV to Equity Bridge ” in the Locked Box Memorandum; (k) the payments made or costs incurred by a Target Entity in connection with the taking out of, or payment for the premia of, the D&O Runoff Policy; (l) any payments made or costs incurred by a Target Entity in cashing out (in lieu of taking leave) any annual leave (including oncosts) and long service leave (including oncosts) of any EBC Transferring Employees; (m) any redundancy liabilities (including accrued annual leave and long service leave, and applicable superannuation and on-costs) of a Target Entity arising in respect of any EBC Non Transferring Employee; (n) the payment by the Target Entity of any fees, costs or Tax incurred by a Seller Group Member or Seller Associate as a result of any matter set out in paragraphs (a) to (m) of this definition;

10314075_2 12 Legal/95754635_1 (o) in respect of any recharge from a Target Entity to EBC at rates that are greater than rates which are fairly disclosed in the Disclosure Materials; and (p) the making of or entering into, by or on behalf of the Target Entity, of any agreement or arrangement relating to any of the matters set out in paragraphs (a) to (m) of this definition, but does not include any Permitted Leakage. Leakage Indemnity means the indemnity in clause 6.2(a). Lease means the lease applicable to each of the Leasehold Properties. Leasehold Properties means: (a) Suite 602, Level 6, 59-75 Grafton Street, Bondi Junction NSW 2022; and (b) Suite 603, Level 6, 59-75 Grafton Street, Bondi Junction NSW 2022. LHAU means LaCorium Health Australia Pty Limited ACN 089 285 861. LHAU Purchase Price means: (a) the Completion Amount in respect of LHAU; (b) plus the Additional Consideration in respect of LHAU; (c) minus any Leakage (including any Notified Leakage) in respect of LHAU during the Locked Box Period; (d) plus the amount of the Retention Amount (less any deduction in accordance with clause 5.10(d)); and (e) plus or minus any adjustment to be made in respect of LHAU under this deed. LHI means LaCorium Health International Pty Limited ACN 134 067 066. LHUSA means LaCorium Health USA, Inc (FEI number 65-11239100). Liability means any liability, obligation, damage, loss, cost or expense (including legal costs and expenses of whatsoever nature or description), whether actual, contingent or prospective and irrespective of when the acts, events or things giving rise to the liability occurred. Locked Box Accounts means, in relation to: (a) LHAU, Laderma Holdings or BWHIP; (b) the group comprising Stantail Trading and LHI; (c) the group comprising Stantail International and LHUSA, the unaudited balance sheet or statement of financial position of that Sale Company or that group (as applicable) as at the Locked Box Date, as set out in tab titled “Locked Box Accounts” of the Locked Box Memorandum of that Sale Company or group (as applicable). Locked Box Claim means a claim under the indemnity in clause 6.2. Locked Box Date means 31 December 2025.

10314075_2 13 Legal/95754635_1 Locked Box Memorandum means: (a) in respect of LHAU, the document 3.36.1 titled “Project Trust - Locked Box Memo - LHAU 090526 ”in the Data Room; (b) in respect of Stantail Trading and LHI, the document 3.36.2 titled “Project Trust - Locked Box Memo - Stantail Trading 080526 ”in the Data Room; (c) in respect of BWHIP, the document 3.36.3 titled “Project Trust - Locked Box Memo - BWHIP 070526 ”in the Data Room; (d) in respect of Laderma Holdings, the document 3.36.4 titled “Project Trust - Locked Box Memo - Laderma Holdings 090526”in the Data Room; and (e) in respect of Stantail International and LHUSA, the document 3.36.5 titled “Project Trust - Locked Box Memo - Stantail International 090526”in the Data Room. Locked Box Period means the period commencing on (but not including) the Locked Box Date and ending on (and including) the Completion Date. Loss means any debt or other monetary liability (including for Tax) or penalty, fine or payment or any damages, losses, costs, Liability, charges, outgoings or expenses of any kind and however arising and including any that are prospective or contingent and the amount of which for the time being is not ascertained or ascertainable, but for the avoidance of doubt does not include a Tax Loss. Management Accounts means, in relation to a Target Entity specified below, the monthly unaudited management accounts for that Target Entity for the period beginning 1 July 2025 and ending on the Management Accounts Date, being the following documents in the Data Room: (a) in respect of LHAU, documents 3.5.1.1.4.2 and 3.5.1.2.4.2; (b) in respect of LHI, documents 3.6.1.1.4.2 and 3.6.1.2.4.2; (c) in respect of LHUSA, documents 3.7.1.1.4.2 and 3.7.1.2.4.2; (d) in respect of Laderma Holdings, documents 3.9.1.1.1.4.2 and 3.9.1.1.2.4.2; and (e) in respect of BWHIP, documents 3.9.2.1.1.4.2 and 3.9.2.1.2.4.2. Management Accounts Date means 28 February 2026. Material Adverse Change means any event, circumstance, occurrence or matter, either individually or in aggregate, with or without notice, lapse of time or both, (Relevant Event) that has the effect of reducing, or is reasonably likely to result in, the recurring reduction of net sales of the Target Group by an amount equal to or greater than $7,000,000 per annum, or of the aggregated earnings before interest, tax, depreciation and amortisation (EBITDA) of the Target Group by an amount equal to or greater than $2,000,000 per annum, with reference to the net sales and EBITDA (respectively) of the Target Group for the financial year ended 30 June 2026, in each case: (a) having been determined after taking into account any matters which offset the impact of the Relevant Event giving rise to the adverse effect; and

10314075_2 14 Legal/95754635_1 (b) disregarding Transaction Costs and one-off, exceptional or non-recurring items, and other than a Relevant Event: (a) required or expressly permitted by this deed; (b) that has been fairly disclosed to the Buyer; (c) which the Buyer has previously approved or requested in writing; (d) arising from any change in any Law, or any change in Accounting Standards, after the date of this deed; (a) which results from a change that affects the industry of the Business generally, other than where such change has a disproportionately material adverse effect on the Target Group in comparison with other comparable participants in the markets in which the Target Group operates; (b) which arises from a change in national or international political, financial or economic conditions, including a disruption to the existing financial markets or economic conditions of Australia, the United States of America, New Zealand, Canada or Israel, or a change in interest or foreign currency exchange rates, other than where such change has a disproportionately material adverse effect on the Target Group in comparison to other comparable participants in the markets in which the Target Group operates; or (c) arising from an act of terrorism, war (whether or not declared) or natural disaster. Material Agreements means the agreements listed in Schedule 8 and any extensions, renewals, variations or replacements (as the case may be) that have been entered into on or prior to Completion in accordance with this deed. Notice has the meaning given in clause 24. Notified Body means an organisation designated by an EU Member State (or other country under specific agreement) to assess the conformity of products before being placed on the market. Notified Leakage has the meaning given in clause 6.2(b). Notifying Party has the meaning given in clause 7.4(a). Occupant has the meaning given in clause 5.9(b). Outgoing Officers means each director, secretary and public officer of an Australian Target Entity and each director or officer of LHUSA who holds office immediately prior to Completion, except for any person nominated by the Buyer pursuant to clause 5.5(a) and who has agreed to remain in office. Permitted Leakage means: (a) any payments made (or to be made) by a Target Entity to the Seller, a Seller Group Member or a Seller Associate in the ordinary course, on arm’s length terms and on a basis consistent with past practice; (b) any payments made (or to be made) by a Target Entity which have been specifically accrued, provided for or reserved against in the Locked Box Accounts or is otherwise included as a reduction to the enterprise value of the Target Entity as set

10314075_2 15 Legal/95754635_1 out in the tab titled “i. EV to Equity Bridge” in the respective Locked Box Memorandum; (c) any payments in respect of salaries, directors’ fees, pension contributions, expenses or bonuses (excluding Transaction Bonuses) made to, or in respect of services provided by, employees, workers, directors, officers or consultants of a Target Entity which are made (or to be made) by a Target Entity in the ordinary course of business and in accordance with the terms of the related employment or service contract, including the payments to be made under clause 5.7(b)(ii); (d) loyalty, transaction, retention or sale bonuses relating to the sale of the Sale Shares paid by any Target Entity to, or incurred by a Target Entity in favour of, employees of any Seller Group Member, Seller Associate or any other person that has been included as a reduction to the enterprise value of a Target Entity as set out in the Locked Box Memorandum; (e) any liability or any payment that is consented to in writing by the Buyer (at its absolute discretion); (f) any transaction which would otherwise constitute Leakage, to the extent that the amount of that Leakage is actually repaid or reimbursed to the Target Entities in full (including in respect of any Taxes) prior to Completion; and (g) any payment made or costs incurred by a Target Entity prior to Completion pursuant to clause 5.6 or 5.8. Permitted Security Interest means: (a) any charge or lien arising in favour of a Government Agency by operation of Law unless there is default in payment of money secured by that charge or lien; (b) any lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of a Target Entity’s business where there is no default in connection with the relevant arrangement; (c) any hire-purchase or finance lease arrangement entered into in the ordinary course of a Target Entity’s business where there is no default in connection with the relevant arrangement; (d) any right of set-off (other than in connection with financial accommodation) arising in the ordinary course of a Target Entity’s business where there is no subsisting or material default in connection with the relevant arrangement; and (e) any other Security Interest agreed in writing by the Buyer. Personal Information means personal data or information, sensitive information or health information, including as defined in the Privacy Act. Plant and Equipment means all plant, equipment, fixed tangible assets, motor vehicles, machinery, furniture, computer and communications hardware, fixtures and fittings owned or used by the Target Group in connection with the Business. PPSA means the Personal Property Securities Act 2009 (Cth). PPSA Security Interest means a “security interest” within the meaning of section 12 of the PPSA. Pre-Completion Return has the meaning given in clause 14.1(a).

10314075_2 16 Legal/95754635_1 Pre-Completion Tax Event has the meaning given in clause 12.2. Pre-Completion Tax Liability means any Tax payable by a Target Entity as a result of or in respect of any fact, circumstance, event, transaction, act or omission occurring or deemed to have occurred in any period or part period ending before the Completion Date, but excluding any Tax to the extent accounted for and disclosed in the relevant Locked Box Memorandum. Privacy Act means Privacy Act 1988 (Cth), including the Australian Privacy Principles. Proposed EBC Transferring Employees means [***]. Purchase Price means, in relation to the Sale Shares in: (a) LHAU, the LHAU Purchase Price; (b) BWHIP, the BWHIP Purchase Price; (c) Stantail International, the Stantail International Purchase Price; (d) Stantail Trading, the Stantail Trading Purchase Price; or (e) Laderma Holdings, the Laderma Holdings Purchase Price. Records means, in relation to a Target Entity, all statutory, financial, technical and business records of the Target Entity, including: (a) certificates of registration, statutory registers and minute books, books of account and ledgers, correspondence, letters, supplier lists, customer lists, all product details and price lists; (b) originals and copies of all contracts, trading records, title documents, leases, agreements and Authorisations; (c) Tax Returns, assessments, notices and all related records and data required by Law to be kept by the Target Entity; and (d) all other records, reports, plans, data, databases, documents, files, books, papers and information regardless of their form or medium and whether coming into existence before or after the date of this deed relating to the Target Entity including its operations and Liabilities, the Business and the Assets, but excluding all records, correspondence, information and other documents relating solely to the Transactions where such records are solely documents prepared by or on behalf of the Sellers for the purpose of negotiation of the sale of the Sale Shares. Regulated Health Product means any product that is manufactured, marketed, distributed, sold, or held out, or that is required under applicable Law in any jurisdiction in which such product is sold or distributed, to be regulated, as: (a) a medicine or drug (including any product regulated, or held out as, a prescription or non-prescription or over-the-counter medicine or drug); (b) a natural health product, dietary supplement, or food supplement; (c) a cosmetic;

10314075_2 17 Legal/95754635_1 (d) a medical device; or (e) any other product in substantially equivalent categories as described in (a) through (d) directly above subject to pre-market authorization, listing, registration, notification, or comparable regulatory oversight. Related Body Corporate has the meaning given by section 9 of the Corporations Act. Related Party Debt means any debt, whether documented or not, owed by any Target Entity to a Seller or any Seller Group Member or Seller Associate, but excluding: (a) debts owed from one Target Entity to another Target Entity; (b) any amounts incurred in connection with the separation of the Shared Services in accordance with a Transaction Document; and (c) any Permitted Leakage. Related Party Receivable means any debt, whether documented or not, owed to any Target Entity by a Seller or any Seller Group Member or Seller Associate, but excluding: (a) debts owed from one Target Entity to another Target Entity; and (b) any amounts incurred in connection with the separation of the Shared Services in accordance with a Transaction Document. Relative has the meaning given to that term in the Income Tax Assessment Act 1997 (Cth). Representative means, in respect of a party, an officer, employee, contractor, agent, adviser or financier of that party, or any other person acting on behalf of that party in relation to the Transactions. Respective Proportion means: (a) in the case of Tailor Investments: (i) when used in relation to a Tailor Investments Company, 100%; and (ii) when used in relation to a S&TI Company, 50%; and (b) in the case of Standive: (i) when used in relation to a Tailor Investments Company, 0%; and (ii) when used in relation to a S&TI Company, 50%. Restrained Person means each Seller, the Sellers’ Guarantor and each Covenantor. Restricted Activities has the meaning given in clause 16.2. Restricted Business Activity means any business or activity which is the same as or substantially similar to or competitive with the Business as carried on by the Target Group at the date of this deed and in the period 12 months prior to that date, or any material part of such business. Restriction Area has the meaning given in clause 16.3. Restriction Period has the meaning given in clause 16.4.

10314075_2 18 Legal/95754635_1 Retention Account means an interest-bearing deposit trust account with an authorised deposit-taking institution to be opened by the Retention Agent for the purposes of holding the Retention Amount on behalf of the Buyer and the Sellers, and to be administered by the Retention Agent in accordance with the terms of clause 5.10 and the Retention Deed. Retention Agent means the Buyer’s lawyers, Thomson Geer. Retention Amount means $500,000. Retention Deed means the deed to be entered into by the Retention Agent, the Sellers and the Buyer in the form attached as Annexure C. S&TI Companies means all Target Entities other than the Tailor Investments Companies (each an S&TI Company). Sale Companies means: (a) LHAU; (b) Stantail Trading; (c) Stantail International; (d) BWHIP; and (e) Laderma Holdings, details of which are specified in Schedule 2, and Sale Company means each of them. Sale Shares in a Sale Company means: (a) when used in respect of an individual Seller, the Sale Shares in the Sale Company held by that Seller, as specified in respect of that Seller in Schedule 1; and (b) in all other cases, all of the issued shares in the capital of that Sale Company on issue at Completion. Security Interest means an interest or power: (a) reserved in or over any interest in any asset including any retention of title; or (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), hypothecation, lien, pledge, caveat, trust or power, by way of, or having similar commercial effect to, security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes any agreement to grant or create any of the above and also includes any PPSA Security Interest, but excludes a Permitted Security Interest. Seller Associate means: (a) any director, secretary or chief executive officer (or equivalent) of a Seller or of any Affiliate of a Seller; (b) any Relative of a person described in paragraph (a) of this definition;

10314075_2 19 Legal/95754635_1 (c) any corporation or other entity over which any one or more of the persons described in paragraphs (a) or (b) of this definition have Control; and (d) any trust in which a person described in paragraph (a) of this definition is a beneficiary or the trustee of such trust, but excludes the Target Entities. Seller Group means, in relation to a Seller, the Seller and each of its Affiliates, other than the Target Entities. Seller Group Member means, in relation to a Seller Group, any member of the Seller Group. Seller Trust Account means the trust account of Addisons, with the following details: Account Name: Bank Name: Bank Address: BSB: [***] [***] [***] [***] Account Number: [***] SWIFT Code: [***] Sellers means Tailor Investments and Standive. Seller Guaranteed Obligations means the following obligations of the Sellers: (a) the Leakage Indemnity; (b) the Specific Indemnities; and (c) the obligations of the Sellers under clauses 5.1, 5.7, 5.9, 5.10, 8.1(c) and 8.1(e). Shared Services means the property, assets, resources and services shared by the Target Group and the EBC Group in the operation of their respective businesses at the date of this deed, as specified in the second column of the table in Schedule 5. Single Claim has the meaning given in clause 11.2(a)(i). Specific Indemnity means any of the indemnities provided in clause 9.6. Specific Indemnity Claim means a Claim under a Specific Indemnity. Stantail International means Stantail International Pty Limited ACN 134 049 648. Stantail International Purchase Price means: (a) the Completion Amount in respect of Stantail International; (b) plus the Additional Consideration in respect of Stantail International (which, for the avoidance of doubt, reduces the Stantail International Purchase Price as such Additional Consideration is a negative number); (c) minus any Leakage (including any Notified Leakage) in respect of Stantail International or LHUSA during the Locked Box Period; and (d) plus or minus any adjustment to be made in respect of Stantail International under this deed.

10314075_2 20 Legal/95754635_1 Stantail Trading means Stantail Trading Pty Limited ACN 134 049 639. Stantail Trading Purchase Price means: (a) the Completion Amount in respect of Stantail Trading; (b) plus the Additional Consideration in respect of Stantail Trading; (c) minus any Leakage (including any Notified Leakage) in respect of Stantail Trading or LHI during the Locked Box Period; and (d) plus or minus any adjustment to be made in respect of Stantail Trading under this deed. Straddle Period Return has the meaning given in clause 14.2(a). Straddle Review Period has the meaning given in clause 14.4. Subsidiary has the meaning given by section 9 of the Corporations Act. Tailor Investments Companies means LHAU and BWHIP. Target Entity means a member of the Target Group. Target Group means the Sale Companies, LHI and LHUSA. Tax means any tax, levy, impost, deduction, charge, duty, compulsory loan or withholding, including but not limited to income tax, capital gains tax, recoupment tax, land tax, sales tax, goods and services tax, payroll tax, tax instalment deduction, fringe benefits tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duty or similar impost, import duty (and any related interest, penalty, fine or expense in connection with any of them) levied or imposed by any Government Agency. Tax Act means Income Tax Assessment Act 1936 (Cth) and Income Tax Assessment Act 1997 (Cth) or either of them, as applicable. Tax Assessment means any notice, demand, assessment, amended assessment, determination, return or other document issued by a Tax Authority or lodged with a Tax Authority under a system of self-assessment as a result of which any Target Entity may be required to make a payment of Tax or may be deprived of any credit, rebate, relief, right of set off or right to repayment of Tax or any allowance, deduction, tax loss or other benefit. Tax Authority means any Government Agency authorised by Law to impose, collect or otherwise administer any Tax. Tax Benefit means a benefit in the form of: (a) the amount of an allowable rebate, credit or refund; (b) an amount equal to an allowable deduction (including amortisation and depreciation) relief or other allowance for any income year multiplied by the applicable company tax rate at the time the benefit arises; or (c) an amount equal to an amount that is properly excluded from assessable income for an income year multiplied by the applicable company tax rate at the time the benefit arises.

10314075_2 21 Legal/95754635_1 Tax Claim means any: (a) Tax Assessment or other document issued by or on behalf of any Tax Authority; or (b) action taken by or on behalf of any Tax Authority, imposing or evidencing a Liability to pay Tax in respect of a period or part period ending on or before the Completion Date, other than any Liability to pay Tax which is accounted for and fairly disclosed in the relevant Locked Box Memorandum. Tax Expert means a person agreed by the parties from any of Ernst & Young, PwC or Deloitte or, if any such person should not accept a referral of a dispute or otherwise be prevented from acting as an arbitrating auditor, or if the parties fail to agree on the person within 10 Business Days of the date discussions to appoint an arbitrating auditor first commenced, such other person appointed by the Resolution Institute, at the request to the Resolution Institute, Sydney Branch, by a party. Tax Indemnity means the indemnity given in clause 9.5. Tax Laws means all Laws imposing or relating to any Tax. Tax Loss means “tax loss” and “capital loss” as defined in section 995-1 of the Income Tax Assessment Act 1997 (Cth). Tax Period means an income year, tax year, franking year or a period of time set out under Tax Laws, as applicable. Tax Relief means any relief (including any corporate reconstruction or ex gratia relief), allowance, exemption, exclusion, concession, set off, deduction, offset, credit, Loss, rebate, recoupment, compensation, Tax Loss, refund, right to repayment or other benefit or saving in relation to Tax under any Law and includes any amount otherwise payable which reduces, offsets, discharges or satisfies a Liability for Tax. Tax Return means any form in relation to Tax that is required to be filed or lodged with a Tax Authority or which a taxpayer must prepare and retain including notices, elections, business activity and other statements and any supporting materials, schedules or attachments. Tax Warranties means the Warranties set out in paragraph 17 of Schedule 3. Taxable Supply has the meaning given in the GST Act. TGA Laws means all laws of any jurisdiction applicable to the Sellers, the Target Group or the Business, and to the extent that such laws concern or relate to "therapeutic goods" (as defined in the TG Act or applicable laws in any jurisdiction), includes the Therapeutic Goods Act 1989 (Cth) ("TG Act"), Therapeutic Goods Regulations 1990 (Cth), Therapeutic Goods (Medical Devices) Regulations 2002 (Cth), Therapeutic Goods Advertising Code, Competition and Consumer Act 2010 (Cth) (and the Australian Consumer Law), the Privacy Act, Customs Act 1901 (Cth), Industrial Chemicals Act 2019 (Cth) and all laws of any jurisdiction that relate to Regulated Health Products. Third Party means any person other than a Seller Group Member, Buyer Group Member or a Target Entity. Third Party Claim means any Claim by a Third Party against a Buyer Group Member or a Target Entity, including a Tax Claim, that may give rise to a Buyer Claim. Third Party Intellectual Property means any Intellectual Property used by the Target Group in the conduct of the Business that is owned by a person other than a Target Entity.

10314075_2 22 Legal/95754635_1 Thornton & Ross means Thornton & Ross Limited (UK company no. 00185947). Title and Capacity Warranties means the Warranties set out in paragraphs 1.1-1.4, 1.6, 1.7 and 2.1 of Schedule 3. Total Purchase Price means the total Purchase Price payable for all Sale Companies under this deed. Transaction Bonus means, in relation to a Target Entity, any bonus or incentive payments payable by the Target Entity to any Employee in respect of the Transaction, together with any payroll tax, superannuation contribution or other applicable oncosts payable in connection with such bonus arrangements. Transaction Costs means, in relation to a Target Entity, any fees, costs and expenses (excluding GST) incurred before Completion by the Target Entity in connection with the Transaction, excluding any fees, costs and expenses incurred or recharged by any Buyer Group Member or incurred after Completion. Transaction Document means: (a) this deed; (b) the Transitional Services Agreement; (c) the Retention Deed; (d) any document which the Sellers and Buyer agree in writing is a Transaction Document; and (e) any document entered into for the purpose of varying, replacing, assigning or novating any of the above. Transactions means the transactions undertaken pursuant to this deed. Transitional Instrument has the meaning given in the Fair Work (Transitional Provisions and Consequential Amendments) Act 2009 (Cth). Transitional Services Agreement has the meaning given in clause 7.2(b)(iv). UK/Eire and ROE Jurisdictions means United Kingdom (as constituted on 5 June 2014), the Channel Islands, the Isle of Man and the Republic of Ireland, Russia, Ukraine, France, Spain, Sweden, Norway, Germany, Finland, Poland, Italy, Romania, Kazakhstan, Greece, Belarus, Bulgaria, Hungary, Iceland, Portugal, Austria, Czech Republic, Serbia, Lithuania, Latvia, Croatia, Bosnia & Herzegovina, Slovakia, Estonia, Denmark, Netherlands, Switzerland, Moldova, Belgium, Macedonia, Albania, Turkey, Slovenia, Montenegro, Cyprus, Azerbaijan, Luxembourg, Georgia, Andorra, Malta, Liechtenstein, Monaco, Vatican City, Armenia, Gibraltar and Kosovo. Warranties means each of the representations and warranties given by the Sellers to the Buyer under clauses 6.1(a) and 9.1 and set out in Schedule 3. W&I Insurer means HCC International Insurance Company Plc, being the insurer of the W&I Policy. W&I Policy means the warranty and indemnity insurance policy issued to the Buyer by the W&I Insurer (in the form disclosed to the Sellers prior to the date of this deed). W&I Policy Limit means the amount of $43,000,000, being the limit under the W&I Policy.

10314075_2 23 Legal/95754635_1 W&I Waiver Beneficiary means: (a) each Seller; (b) each Representative, Affiliate and Seller Associate of a Seller (including, for the avoidance of doubt, the Sellers’ Guarantor); and (c) any person for whom a Seller or any of its Affiliates or Seller Associates is vicariously or contractually liable. 1.2 Interpretation In this deed, except where the context otherwise requires: (a) the singular includes the plural and vice versa and a gender includes other genders; (b) other grammatical forms of a defined word or expression have a corresponding meaning; (c) a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of or schedule or annexure to this deed and a reference to this deed includes any schedule and annexure; (d) a reference to a document or agreement, includes the document or agreement as novated, altered, supplemented or replaced from time to time; (e) a reference to A$, $A, dollar or $ is to Australian currency; (f) a reference to time is to Sydney time; (g) a reference to a year (other than a financial year) or a month means a calendar year or calendar month respectively; (h) a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes; (i) a reference to a person includes a natural person, partnership, firm, body corporate, trust, joint venture, association, governmental or local authority or agency or other entity; (j) a reference to a statute, ordinance, code or other Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; (k) any authorities, associations, bodies and entities whether statutory or otherwise will, in the event of such authority, association, body or entity ceasing to exist or being reconstituted, replaced or the powers or functions thereof being transferred to or taken over by any other authority, association, body or entity, be deemed to refer respectively to the authority, association, body or entity established, constituted or substituted in lieu thereof which exercises substantially the same powers or functions; (l) the meaning of general words is not limited by specific examples introduced by “including”, “for example” or similar expressions; (m) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it; and

10314075_2 24 Legal/95754635_1 (n) a period of time dating from a given day or the day of an act or event is to be calculated exclusive of that day. 1.3 Other rules of interpretation In this deed, unless expressly provided otherwise: (a) (method of payment) any payment of money by one party to another will be made in Australian currency by Bank cheque or by credit of cleared funds to a bank account specified by the recipient; (b) (Business Days) if: (i) the day on or by which any act, matter or thing is to be done is a day other than a Business Day, the act, matter or thing will be done on the next Business Day; and (ii) any money falls due for payment on a date other than a Business Day, that money will be paid on the next Business Day (without interest or any other amount being payable in respect of the intervening period); and (c) (reasonable or best endeavours) an obligation on a party to use its best endeavours or reasonable endeavours does not oblige that party to pay money: (i) in the form of an inducement or consideration to a third party to procure something (other than the payment of immaterial expenses or costs, including advisers’ costs, to procure the relevant thing); or (ii) in circumstances that are commercially onerous or unreasonable in the context of this deed, or to provide other valuable consideration to or for the benefit of any person or to agree to commercially onerous or unreasonable conditions, except to the extent expressly provided for in this deed. 1.4 Headings Headings are for ease of reference only and do not affect interpretation. 1.5 Liability and benefit (a) Subject to clause 1.5(b), except where this deed expressly states otherwise: (i) any covenant, agreement, representation, warranty, indemnity or other liability under this deed given by two or more persons (including where two or more persons are included in the same defined term) binds them jointly and severally; and (ii) any covenant, agreement, representation, warranty, indemnity or other benefit in favour of two or more persons (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally. (b) Notwithstanding any other provision of this deed any Buyer Claim for breach of a Title and Capacity Warranty relating to a Sale Share may only be brought against the Seller who holds (or until Completion held) that Sale Share.

10314075_2 25 Legal/95754635_1 2. Conditions Precedent 2.1 Conditions Clause 7 will not bind the parties and is of no force or effect unless and until each of the following conditions precedent (Conditions) are fulfilled or waived in accordance with clause 2.3: (a) (change of control consents) each relevant counterparty to: (i) the distribution agreement between LHAU and DKSH Grocery Connect Pty Ltd ACN 084 896 873 dated 1 January 2023; (ii) the private label distribution agreement between LHAU and Medical Brands Developments B.V. signed in February 2020; (iii) the supply agreement between LHAU and UA Manufacturing Pty Ltd ACN 632 978 753 dated 17 April 2024; and (iv) the warehousing and logistics agreement between LHAU, LHI and ACR Supply Partners Pty Ltd ABN 98 139 175 269, has given its written consent to the change of control of LHAU as a result of the Transactions; and (b) (Material Adverse Change) no Material Adverse Change having occurred between the date of this deed and Completion. 2.2 Benefit of Conditions The Conditions in clauses 2.1(a) and 2.1(b) are imposed for the benefit of the Buyer. 2.3 Waiver A waiver of the Conditions: (a) must be in writing and given by each party entitled to the benefit of that Condition as set out in clause 2.2; (b) may be given or withheld in the absolute discretion of the party or parties entitled to the benefit of that Condition as set out in clause 2.2; and (c) will be effective only to the extent specifically set out in any waiver given. 2.4 Obligation to satisfy Conditions and co-operate (a) Each party must use all reasonable endeavours (other than waiver) to ensure that the Conditions are fulfilled as soon as reasonably practicable after the date of this deed and in any event on or before the End Date. (b) Each party must co-operate with the other parties and provide all reasonable assistance to the other parties to fulfil the Conditions, and must not take any action that will or is likely to hinder or prevent the satisfaction of any Condition. (c) Each party must keep the other parties informed of any fact, matter or circumstance of which it becomes aware that may result in a Condition not being satisfied in accordance with its terms.

10314075_2 26 Legal/95754635_1 2.5 Notice Each party must notify the others in writing as soon as practicable after becoming aware that a Condition has been fulfilled or is incapable of being fulfilled. 2.6 Failure of Condition The Sellers or the Buyer may terminate this deed at any time before Completion by giving notice in writing to the other party if any of the Conditions imposed for the benefit of that party (whether alone or jointly with any other party): (a) are not fulfilled by the End Date; or (b) become incapable of being fulfilled on or before the End Date, and that Condition is not waived in accordance with clause 2.3, except where the relevant Condition has become incapable of satisfaction, has not been satisfied, or ceases to be satisfied, as a direct result of a failure by the party seeking to terminate to comply with its obligations under clause 2.4. 3. Sale and purchase 3.1 Sale Shares Each Seller agrees to sell, and the Buyer agrees to buy, that Seller’s Sale Shares in each Sale Company: (a) for the Seller’s Respective Proportion of the Purchase Price for that Sale Company; (b) free from any Security Interests; (c) with all rights (including dividend and voting rights) attached or accrued to them on and from Completion; (d) on Completion; and (e) on the terms and conditions set out in this deed. 3.2 Title and risk Title to and risk in the Sale Shares in each Sale Company will pass to the Buyer with effect from Completion. 3.3 Waiver of pre-emptive rights Each Seller waives any rights of pre-emption, including any rights of pre-emption under the Constitution of the relevant Sale Company, which that Seller has or may have in respect of the Sale Shares sold by the other Seller under this deed.

10314075_2 27 Legal/95754635_1 4. Purchase Price 4.1 Purchase Price The Purchase Price for the Sale Shares in each Sale Company will be satisfied by payment by the Buyer to each Seller of its Respective Proportion of: (a) the Completion Amount for that Sale Company (subject to any reduction for any Notified Leakage in accordance with clause 6.2(a)), which is payable by the Buyer on Completion in accordance with clause 7.3(b); (b) the Additional Consideration for that Sale Company, which is payable by the Buyer on Completion in accordance with clause 7.3(b) or, in the case of Stantail International, which is to be allowed by the Sellers against the amount payable by the Buyer; and (c) if applicable, any other adjustment payable by the Buyer in respect of that Sale Company under this deed. 4.2 Sellers' CGT declaration (a) For the purposes of subsection 14-225(1) of Schedule 1 in the Taxation Administration Act 1953 (Cth) (TAA 1953), by entering into this deed, each Seller declares that it is and will be an Australian resident in accordance with the Tax Act for the period from the date of this deed until and including the earlier of the Completion Date and the date that is six months after the date of this deed (Declaration Period). (b) If Completion occurs later than the date that is six months after the date of this deed, each Seller will provide the Buyer, at or before Completion, with a further declaration that it is and will be an Australian resident in accordance with the Tax Act for the period from the last date of the Declaration Period until and including the Completion Date. (c) The Buyer acknowledges that, subject to a Seller providing declarations in accordance with this clause 4.2, it will not, unless required or compelled by Law: (i) withhold any amount under Subdivision 14-D of Schedule 1 to the TAA 1953 from the Purchase Price that is payable to that Seller; or (ii) pay any amount under Subdivision 14-D of Schedule 1 to the TAA 1953 to the Commissioner in connection with the Purchase Price that is payable to that Seller. 5. Obligations before Completion 5.1 Continuity of Business Until Completion and subject to clauses 5.2, 5.3 and 5.6 to 5.8, the Sellers must ensure that each Target Entity: (a) (ordinary course conduct) carries on the Business in the ordinary course and in the same manner as it was conducted immediately prior to the date of this deed (and the Sellers must notify the Buyer immediately upon the occurrence of any

10314075_2 28 Legal/95754635_1 circumstances arising in relation to the Business outside the ordinary course), provided that the Sellers will: (i) ensure that the Target Entities do not place further orders for packaging for Dermal Therapy psoriasis cream which utilises the logo of Psoriasis Australia Incorporated; and (ii) in consultation with the Buyer, procure the Target Entities to effect appropriate amendments to the Business’s website claims made in relation to Crampeze products distributed in New Zealand; (b) (Asset acquisition or disposal) does not acquire any Asset for consideration of more than $10,000 or lease, license or otherwise dispose of any Asset valued at $10,000 or more, in each case for a single item or series of related items; (c) (Assets) maintains each of its physical Assets in the same manner as they were maintained immediately prior to the date of this deed; (d) (working capital) manages the working capital requirements and all Liabilities of the Target Group in the ordinary course of business, including paying creditors, collecting receivables and lodging purchase orders, all in accordance with time cycles, and with payment and collection dates, the same or consistent with those used in the 12 months prior to the date of this deed; (e) (Employee and other payments) pays all amounts due to employees and contractors and all rent and comparable payments in the ordinary course without any postponement or deferment or requests or agreements to any postponement or deferment of such payments; (f) (no Security Interests) does not encumber or permit any Security Interest to be created over any assets owned by the Target Group; (g) (Material Agreement) does not amend in a material respect, or terminate, the employment contract of any Employee who has a total annual base salary in excess of $183,100 or any Material Agreement, or enter into (or make any binding offer to enter into) any contract or other obligation which is not in the ordinary course of business or otherwise in excess of $50,000 in value or for longer than 1 year; (h) (Employee benefits) does not increase or accelerate in any manner the rights of any of its officers or Employees to benefits (including remuneration) of any kind except as expressly permitted in accordance with this deed; (i) (joint ventures) does not enter into, or agree to enter into, any joint venture, partnership or similar arrangement; (j) (Tax matters) pays any Tax when due and payable in the ordinary course of business, and does not make any Tax election or settle or compromise any Liability for Tax, unless that election, settlement or compromise is required by Law, or engage in any transaction, act or event which gives rise to any liability for Tax which is outside the ordinary course of business, as it was conducted immediately prior to the date of this deed; (k) (accounting practices) does not make any change in the accounting methods, principles or practices used by it at the Locked Box Date; (l) (no forgiveness of debt) does not cancel (or enter into any arrangement to cancel) any indebtedness for money owed to it, or waive any claim or right;

10314075_2 29 Legal/95754635_1 (m) (no settlement of Claims) does not settle any Claim or proceeding which is in excess of $15,000 or other than the proceedings the subject of the Deed of Assignment dated 11 March 2026; (n) (capital expenditure) does not: (i) enter into, or make any offer or commitment to enter into, any obligation to undertake any capital expenditure; or (ii) undertake any capital expenditure, exceeding $10,000 for any single item or series of related items; (o) (maintain insurances) maintains (and where necessary uses reasonable efforts to renew) each of its insurance policies in place as at the date of this deed and promptly notifies the Buyer if any renewal proposal is not accepted by the relevant insurer; (p) (debt) does not delay the payment of any creditors or accelerate the collection of any debtors in a manner inconsistent with the usual practice of the Business over the 12 month period prior to the date of this deed; (q) (financings) does not: (i) take any action (including entering into, offering to enter into, agreeing to enter into or announcing an intention to enter into any contract, agreement or commitment) which has the effect of increasing the amount of any debts owed by a Target Entity compared to the level of such debt as at the date of this deed, other than: (A) any trade creditor arrangements in the ordinary course of conducting the Business and consistent with past practice; or (B) any credit provided under facilities or credit lines existing on the date of this deed (as varied from time to time); (ii) guarantee, indemnify or provide security for the obligations of any person (other than a Permitted Security Interest); or (iii) exceed current bank borrowing or cash reserve limitations; (r) (corporate actions) does not: (i) increase, reduce or otherwise alter its share capital or grant any option for the issue of shares or other securities; (ii) issue any debt or equity securities of any kind, including any instruments which are convertible into, or redeemable for, debt or equity securities; (iii) declare or pay a dividend, loan, gift or comparable payment; (iv) make a distribution or revaluation of assets; (v) amend its constitution, trust deed or other constitutional document; (vi) pass any resolution of its members or unitholders (as applicable); or (vii) buy back or make any offer to buy back its shares or other securities;

10314075_2 30 Legal/95754635_1 (s) (acquisitions and disposals of businesses) does not acquire or dispose of any company or business or shares or other securities in any company; (t) (abnormal or unusual transactions) does not enter into any abnormal or unusual transaction which relates to, or could adversely affect, the Business; (u) (Subsidiaries) does not incorporate any company which will be a Subsidiary of any Target Entity or otherwise establish any entity (including any trust) in which a Target Entity has, or it is intended will have, a legal or beneficial interest; and (v) (agreements and announcements) does not agree to do, or announce an intention to do, any of the things referred to in clauses 5.1(a) through 5.1(u) (inclusive). 5.2 Permitted acts (a) Nothing in clause 5.1 restricts a Seller or any Target Entity from doing anything: (i) without limiting clause 5.2(a)(ii), which is expressly contemplated in this deed; (ii) which is reasonably required by the Sellers in complying with their obligations under clause 5.6, 5.7, 5.8 or 5.9; (iii) fairly disclosed in the Disclosure Materials; (iv) to the extent that it is for the purpose of effecting Permitted Leakage; (v) required by applicable Law or any Government Agency; (vi) subject to clause 5.2(b), with the prior written consent of the Buyer (such approval not to be unreasonably withheld or delayed), other than in relation to any proposed Leakage; (vii) to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property), provided that notice of the action and material details of such action are provided to the Buyer promptly after such action is taken; or (viii) necessary for any Target Entity to: (A) meet its contractual obligations or obligations under any Authorisations; or (B) take action that is a reasonable response to serious misconduct of any Employee. (b) If the Sellers seek the Buyer’s consent pursuant to clause 5.2(a)(vi) and the Buyer does not respond in writing within 5 Business Days, the Buyer is deemed to have provided its consent to the Sellers doing the relevant thing. 5.3 Access To the extent permitted by Law, until Completion, the Sellers must allow the Buyer and its Representatives reasonable access (during normal business hours and on reasonable notice) to: (a) inspect the Assets, premises and Records of the Target Group; and

10314075_2 31 Legal/95754635_1 (b) senior management of the Target Group, to enable the Buyer, as is reasonably necessary, to become familiar with the Business and the affairs of the Target Group, provided that: (c) the Sellers are not obliged to comply with this clause 5.3 to the extent that giving that access would cause material disruption to the operations of the Business of the Target Group or the business of the EBC Group or constitute a breach by any Seller or Target Entity of any Law or of the material terms of any agreement to which it is a party; (d) the Buyer has provided the Sellers with reasonable prior notice of the identity of the Buyer’s Representatives; and (e) the Buyer and each of the Buyer’s Representatives agree to comply with the Sellers’ reasonable requirements and directions in relation to that access. 5.4 Access obligations The Buyer must ensure that: (a) any access under clause 5.3 is exercised and conducted in a manner to avoid unreasonable disruption to the conduct of the Business and the activities and operations of the Target Group and its Employees and the business of the EBC Group; and (b) any person provided with access under clause 5.3 complies with the reasonable requirements of the Sellers or any relevant counterparty in respect of that access. 5.5 Buyer’s provision of information prior to Completion No later than 3 Business Days prior to Completion, the Buyer must provide to the Sellers: (a) the names of any director, secretary or public officer of any Australian Target Entity or any director or officer of LHUSA that the Buyer does not require to resign on Completion; (b) the names of each person the Buyer requires to be appointed as: (i) in the case of Australian Target Entities, a director, secretary or public officer of the Australian Target Entity, together with a signed consent to act in that capacity and, in the case of a director’s appointment, the relevant person’s DIN; and (ii) in the case of LHUSA, a director or officer of LHUSA; (c) the address of: (i) in the case of Australian Target Entities, any new registered office or principal place of business that the Buyer requires the Australian Target Entity to adopt on Completion, together with a signed consent of the occupier of that address for the Australian Target Entity to adopt that address as its new registered office or principal place of business (as applicable); and (ii) in the case of LHUSA, any new principal place of business or mailing address that the Buyer requires LHUSA to adopt on Completion;

10314075_2 32 Legal/95754635_1 (d) in the case of LHUSA only, any new registered agent and registered office that the Buyer requires LHUSA to appoint and adopt on Completion; and (e) details of any changes required to the authorities for the bank accounts of the Target Entities (if any) from Completion. 5.6 Separation of Shared Services (a) The Sellers must ensure the separation of the Shared Services with EBC on or before Completion to the satisfaction of the Buyer (acting reasonably). The costs incurred in procuring the separation of the Shared Services will be shared between the Sellers and the Buyer on an equitable basis to be agreed between the Sellers and the Buyer, all parties acting reasonably and in good faith. (b) The Buyer must co-operate and provide all reasonable assistance to the Target Group in procuring the separation of the Shared Services under clause 5.6(a). 5.7 EBC Transferring Employees (a) The Sellers must ensure, that not less than 5 Business Days before the Completion Date, EBC or an Affiliate of EBC makes written offers of employment to each Proposed EBC Transferring Employee which: (i) is on terms and conditions substantially similar to, and considered on an overall basis, no less favourable than, the Proposed EBC Transferring Employee’s terms and conditions of employment with the relevant Target Entity immediately before Completion; (ii) recognises the Proposed EBC Transferring Employee’s prior service with the relevant Target Entity for the purposes of all service related benefits accrued including bonus payable for past services, annual leave including oncosts and long service leave including oncosts or otherwise and that there is no break in the continuity of service of a Proposed EBC Transferring Employee as a result of accepting the offer of employment; (iii) is conditional on Completion occurring; and (iv) is expressed to take effect immediately following Completion. (b) The Sellers must procure that, on the Completion Date, with respect to each Proposed EBC Transferring Employee who accepts the offer under clause 5.7(a) (EBC Transferring Employees): (i) the EBC Transferring Employee is released from their employment with the relevant Target Entity, subject to and with effect from immediately following Completion; and (ii) in accordance with clause 5.7(a)(ii), EBC or an Affiliate of EBC will recognise and accept liability for all accrued but untaken leave entitlements for EBC Transferring Employees with the relevant Target Entity as at the Completion Date, including in relation to annual leave, personal/carer's leave and long service leave; (iii) the relevant Target Entity pays to the EBC Transferring Employee: (A) all amounts to which that EBC Transferring Employee is entitled by law or under any industrial instrument, award, agreement or arrangement, on termination of employment in connection with

10314075_2 33 Legal/95754635_1 any wages, salary, remuneration, commission, bonuses, incentive payments or allowances accruing or arising in respect of the period up to and including the Completion Date (other than in respect of annual leave (including leave loading) and long service leave); and (B) all employer superannuation contributions due to be made by the relevant Target Entity in respect of the period of employment up to and including the Completion Date in respect of that EBC Transferring Employee. (c) The Sellers indemnify the Buyer for any Loss arising from or in connection with their failure to comply with this clause 5.7 and agree that this indemnity is not qualified by clause 10. 5.8 Related Party Debts and Related Party Receivables (a) On or immediately before Completion, the Sellers must ensure that: (i) all Related Party Debts are fully and finally repaid; and (ii) all Related Party Receivables are fully and finally collected, so that no Related Party Debt or Related Party Receivable remains outstanding at Completion. (b) For the purpose of clause 5.8(a), the parties agree and acknowledge that: (i) a Related Party Debt owed by a Target Entity to a Seller, Seller Group Member or Seller Associate may be set off (in whole or in part) against any Related Party Receivable due to that Target Entity from that Seller, Seller Group Member or Seller Associate (as applicable); and (ii) a Related Party Receivable due to a Target Entity from a Seller, Seller Group Member or Seller Associate may be set off (in whole or in part) against any Related Party Debt owed by that Target Entity to that Seller, Seller Group Member or Seller Associate (as applicable). 5.9 Assignment of Leases (a) The Sellers must, at their expense, use their best endeavours to procure the assignment of the Leases to a Seller or party nominated by the Seller by Completion, including: (i) obtaining any necessary consent of the relevant lessor; (ii) securing a release by the lessor of LHAU from its obligations under the Leases; and (iii) being otherwise, on terms satisfactory to the Buyer (acting reasonably), as soon as practicable after the date of this deed. (b) If the assignment of a Lease has not been effected in accordance with clause 5.9(a) by Completion, then until such time as the assignment of that Lease is effected: (i) to the extent they lawfully can, and subject to obtaining any necessary consent of the lessor, the Buyer must procure LHAU to permit the EBC

10314075_2 34 Legal/95754635_1 Group (or any other entity nominated by the Sellers) (Occupant) to have the benefit of and exercise any and all of the LHAU’s actual and contingent rights under that Lease; (ii) the Sellers must procure that the Occupant, to the extent it lawfully can, performs all of the non-personal obligations of LHAU under that Lease, including payment of all rent, outgoings, car parking fees and levies, and any other amounts due and payable under that Lease; (iii) if the Occupant cannot lawfully perform an obligation or exercise a right of LHAU under that Lease, the Buyer must procure LHAU to perform that obligation or exercise that right on and in accordance with any reasonable request by the Occupant and at the expense of the Occupant; (iv) the Sellers indemnify LHAU and the Buyer on demand against any Liabilities or Loss that LHAU or the Buyer suffers, incurs or is liable for arising out of or in connection with: (A) the performance of any obligation or the exercise of any right by LHAU under the Leases; (B) any act or omission by LHAU or the Buyer at the request of, or for the benefit of, the Sellers or the Occupant in connection with a Lease; (C) the occupation, use or possession of any Leasehold Property by the Sellers or the Occupant; and (D) any failure by the Sellers to procure: (I) the assignment of a Lease to a Seller or party nominated by the Sellers; or (II) a release of LHAU from its obligations under a Lease; (v) the Buyer must procure LHAU to give all reasonable assistance to the Occupant to enable the Occupant to enforce the rights of LHAU under that Lease and will act with regard to that Lease in accordance with the Occupant’s reasonable instructions from time to time; and (vi) unless LHAU will be in default of a Lease, the Buyer must procure LHAU not to take any action in respect of that Lease without the prior written approval of the Occupant (which must not be unreasonably withheld, delayed or conditioned). 5.10 Retention Amount (a) The Sellers and the Buyer agree that the Retention Agent is to be appointed to hold the Retention Amount in accordance with the terms of the Retention Deed and this clause 5.10. (b) Within two Business Days after Completion, the Buyer must procure the Retention Agent to deposit the Retention Amount received from the Buyer at Completion into the Retention Account if the Buyer has not already paid the Retention Amount directly into the Retention Account. (c) The Retention Amount will be held by the Retention Agent for the purpose of being applied to any Loss, Claim or Liability suffered, paid or incurred by LHAU or the

10314075_2 35 Legal/95754635_1 Buyer relating to the Sellers’ or the Occupant’s failure to comply with clause 5.9(b)(ii) or 5.9(b)(iii) or any claim under the indemnity provided in clause 5.9(b)(iv) (Specified Liability). (d) If any Loss, Claim or Liability is suffered, paid or incurred by LHAU or the Buyer in respect of a Specified Liability, then the Sellers and the Buyer must immediately direct the Retention Agent to within 5 Business Days release and pay that amount to LHAU or the Buyer (as applicable) from the Retention Amount. (e) Within 10 Business Days after the earlier to occur of: (i) the date on which both Leases have been terminated or expired; and (ii) the date on which both Leases have been assigned to a Seller or party nominated by the Seller, the Sellers and the Buyer must direct the Retention Agent to release any remaining amount of the Retention Amount, together with amounts payable under clause 5.10(d), to the Sellers or as they direct. 6. Locked box 6.1 Leakage covenants (a) The Sellers represent and warrant to the Buyer that, in the period from (but not including) the Locked Box Date and up to the date of this deed: (i) there has been no Leakage in respect of any Target Entity; and (ii) no Target Entity has agreed to (or become obliged to) make any payment which would constitute Leakage at any time. (b) The Sellers must procure that, in the period on and from the date of this deed to Completion: (i) no Leakage occurs in respect of any Target Entity; and (ii) no Target Entity agrees to (or becomes obliged to) make any payment which would constitute Leakage. 6.2 Indemnity for Leakage (a) Subject to clauses 6.2(e) and 6.2(f), in the event of any breach of clause 6.1, the Sellers indemnify the Buyer in respect of any Leakage that occurs in the Locked Box Period in relation to a Target Entity (less any Tax Benefit to the Target Entity that results from that Leakage) in accordance with this clause 6.2. (b) The Sellers must notify the Buyer in writing, no later than seven Business Days prior to the Completion Date, of the aggregate amount of any and all Leakage that has occurred or will occur in respect of a Target Entity (less any Tax Benefit to the Target Entity that results from that Leakage) in the Locked Box Period (Notified Leakage). (c) If Leakage is notified in respect of a Target Entity under clause 6.2(b), the Completion Amount of that Target Entity (or, where the Target Entity is LHI or LHUSA, the Completion Amount of Stantail Trading or Stantail International respectively) will be reduced by the amount of that Notified Leakage.

10314075_2 36 Legal/95754635_1 (d) Following Completion, if any Leakage (other than any Notified Leakage) is identified to have occurred in respect of a Target Entity in the Locked Box Period, the amount of that Leakage (less any Tax Benefit to the Target Entity that results from that Leakage) will be payable by the Sellers in cash within 15 Business Days following demand by the Buyer. Any payment by the Sellers under this clause 6.2(d) will be treated as a reduction of the Purchase Price of the relevant Target Entity. (e) The Sellers will have no further Liability in respect of any Notified Leakage which has been deducted under clause 6.2(c) or any Leakage which has been paid by the Sellers under clause 6.2(d), and the Buyer must not make any Locked Box Claim in respect of any such Leakage. (f) The liability of the Sellers pursuant to this clause 6.2 will terminate on the date which is 15 months after the Completion Date unless prior to that date the Buyer has notified the Sellers of a breach of clause 6.1, in which case, in relation to any relevant breaches being notified, the Sellers will remain liable under this clause 6.2 until any relevant Locked Box Claims have been satisfied, settled or withdrawn and any payment in respect of any such satisfaction or settlement has been made to the Buyer. (g) Other than under clauses 6.2(e) and 6.2(f), the indemnity in clause 6.2(a) is not qualified by any other limitation or qualification in this deed, including under clause 10. 6.3 Additional Consideration The Buyer must pay the Additional Consideration for each Sale Company to the respective Sellers in accordance with clause 7.3(b)(ii). 6.4 Acknowledgement Nothing in this clause 6 or elsewhere in this deed prevents any Seller Group Member or Seller Associate from undertaking any action that is for the purpose of effecting Permitted Leakage or undertaking permitted acts under clause 5.2, and no adjustment will be made to the Purchase Price under clause 6.2 for Permitted Leakage. 7. Completion 7.1 Time and place Completion will take place virtually at 11.00am on the date which is 5 Business Days after the date on which all of the Conditions have been satisfied or waived in accordance with clause 2.3, or such other time and place as agreed between the Sellers and the Buyer. 7.2 Obligations of the Sellers On or before Completion, the Sellers must: (a) (board resolutions) ensure that the board of directors (either by circular resolution or, in the case of LHUSA, written consent of the directors) (where permitted by the Constitution), or at a duly convened meeting of the directors at which a quorum of directors is present and acting throughout) of each Target Entity: (i) in the case of the Sale Companies only: (A) approves, subject to Completion occurring:

10314075_2 37 Legal/95754635_1 (I) the transfer of the Sale Shares in the Sale Company to the Buyer with effect on and from Completion; and (II) the registration of the Buyer as the holder of the Sale Shares in the Sale Company in its register of members, subject to receipt of transfers in favour of the Buyer of the Sale Shares in the Sale Company in registrable form executed by the Buyer and the payment of stamp duty or other taxes of a similar nature on the transfers; and (B) approves, subject to Completion occurring, the cancellation of all existing share certificates for the Sale Shares in the Sale Company and delivery by the Sale Company to the Buyer of new share certificates for the Sale Shares in the name of the Buyer; (ii) appoints each relevant Incoming Officer: (A) in the case of Australian Target Entities, as director, secretary or public officer or as director or officer (as applicable) of the relevant Target Entity, with effect on and from Completion and subject only to the receipt of duly signed consents to act from the relevant Incoming Officer and, in the case of a director appointment, the relevant person’s DIN; or (B) in the case of LHUSA, as director or officer (as applicable) of LHUSA with effect on and from Completion; (iii) accepts the resignation of each relevant Outgoing Officer as director, secretary or public officer of the relevant Australian Target Entity or as director or officer of LHUSA (as applicable) with effect on and from Completion; (iv) where applicable, changes: (A) in the case of the Australian Target Entities, the registered office or principal place of business of the Australian Target Entity to the address notified under clause 5.5(c), with effect on and from Completion and subject only to the receipt of a duly signed consent of the occupier of the address for the Australian Target Entity to adopt the address as its new registered office or principal place of business (as applicable); and (B) in the case of LHUSA, the principal place of business or mailing address of LHUSA to the address notified under clause 5.5(c), with effect on and from Completion; (v) in the case of LHUSA only, and where applicable, approves the change of the registered agent and registered office to the registered agent and registered office notified under clause 5.5(d) with effect on and from Completion; and (vi) where applicable, changes the authorities for the bank accounts of the Target Entity as notified under clause 5.5(e) with effect on and from Completion;

10314075_2 38 Legal/95754635_1 (b) (delivery of documents) deliver to the Buyer: (i) completed transfers in favour of the Buyer of the Sale Shares in each Sale Company in registrable form (except for the payment of stamp duty or other taxes of a similar nature), duly executed by the relevant Sellers; (ii) share certificates for all of the Sale Shares in each Sale Company (or a statutory declaration signed by an officer of the relevant Seller declaring that such share certificates have never been issued or have been lost or destroyed without replacement); (iii) a written resignation from each Outgoing Officer pursuant to which the Outgoing Officer resigns as a director, secretary and public officer of the relevant Australian Target Entity or as a director or officer of LHUSA (as applicable), with effect on and from Completion and acknowledging that they have no Claim for fees, entitlements, salary or compensation for loss of office or otherwise against the Target Group; (iv) the transitional services agreement substantially in the form annexed to this deed at Annexure B (Transitional Services Agreement), duly executed by the relevant parties; (v) copies of the duly executed board resolutions referred to in clause 7.2(a); (vi) details of the ASIC corporate key of each Australian Target Entity, being an 8 digit number uniquely associated with a company’s ACN; (vii) a USB storage device containing a copy of the Data Room Information; (viii) evidence of the D&O Runoff Policy under clause 8.3(a)(ii); and (ix) copies of any consents, waivers or documents evidencing the fulfilment of the Conditions in clauses 2.1(a) and 2.1(b); (c) (Group Records) subject to the Transitional Services Agreement, ensure that each Target Entity delivers to the Buyer by leaving them at the Target Entity’s premises: (i) the constitution (or equivalent) of the Target Entity; (ii) the common seal of the Target Entity (if any); and (iii) all other Records of the Target Entity; (d) (Discharges over Sale Shares) deliver to the Buyer a PPSR release and undertaking in market standard form in respect of any Security Interests over the Sale Shares, in each case duly executed by the relevant holders of those Security Interests; (e) (Completion certificate) deliver to the Buyer a certificate, signed by the Sellers, certifying that as at the Completion Date: (i) there has been no breach of any of the Warranties and the Sellers are not aware of any fact or circumstance which would reasonably be expected to give rise to a breach of any of the Warranties; (ii) all Related Party Debts have been fully and finally repaid; (iii) all Related Party Receivables have been fully and finally collected;

10314075_2 39 Legal/95754635_1 (iv) all intercompany loans between the Target Entities have been settled; and (v) there has been no Material Adverse Change between the date of this deed and Completion; and (f) (EBC Transferring Employees) comply with their obligations under clause 5.7(b); (g) (Separation of Shared Services) comply with their obligations under clause 5.6(a); (h) (Confidentiality deeds) deliver to the Buyer a deed of confidentiality from each of [***] in favour of LHAU in a form commensurate with the confidentiality obligations contained in the Target Group’s template employment agreements; (i) (Retention Deed) deliver to the Buyer the Retention Deed duly executed by the Sellers; (j) (Confirmation of compliance with confidentiality deeds): deliver to the Buyer written confirmation that the Sellers (or the Target Entities) have requested that any potential purchasers of some or all of the Sale Shares before the date of this deed, destroy or return all Confidential Information in accordance with the terms and conditions of the confidentiality agreements entered into with such parties; and (k) (SCP Agreement) deliver to the Buyer evidence of the renewal of the Licence and Supply Agreement between LHAU and Southern Cross Pharma Pty Ltd ACN 094 447 677. 7.3 Obligations of the Buyer On Completion, the Buyer must: (a) deliver to the Sellers: (i) duly executed counterparts of any document referred to in clause 7.2(b) which is required to be signed by the Buyer; (ii) the Retention Deed duly executed by the Buyer and the Retention Agent; (iii) a certified extract of minutes of a duly convened and quorate meeting of the directors of the Buyer’s Guarantor at which resolutions were passed: (A) approving the terms of this deed; (B) resolving that the Buyer’s Guarantor’s entry into this deed is for the commercial benefit of, and in the best interests of, the Buyer’s Guarantor; and (C) authorising the Buyer’s Guarantor to enter into, sign, deliver and perform this deed; (iv) copies of any consents, waivers or documents evidencing the fulfilment of the Conditions, as applicable; and (v) the Buyer’s duly executed Completion No Claims Declaration (as defined in the W&I Policy) and written confirmation that it has been provided to the W&I Insurer;

10314075_2 40 Legal/95754635_1 (b) pay to the Seller Trust Account: (i) the Completion Amount for each Sale Company, subject to any reduction for Notified Leakage in accordance with clause 6.2(c); and (ii) plus the Additional Consideration for each Sale Company, plus or minus (as applicable) any other adjustments to be made under this deed (to the extent identified as at Completion); and (c) pay the Retention Amount to the Retention Agent. 7.4 Notice to complete (a) If the Sellers or the Buyer (Defaulting Party) fails to satisfy its obligations under this clause 7 on the day and at the place and time for Completion determined under clause 7.1, then the Buyer (if the Defaulting Party is a Seller) or the Sellers (if the Defaulting Party is the Buyer) (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days from the date of the notice and declaring time to be of the essence. (b) If the Defaulting Party fails to satisfy those obligations within those 5 Business Days the Notifying Party may, without limiting any other rights or remedies it may have under this deed or at law: (i) terminate this deed by giving written notice to the Defaulting Party; or (ii) seek specific performance of this deed, in which case: (A) if specific performance is obtained, the Notifying Party may also seek damages for breach of this deed; and (B) if specific performance is not obtained, the Notifying Party may then terminate this deed, in which case, the Notifying Party may seek damages for breach of this deed. 7.5 Completion simultaneous (a) Subject to clause 7.5(b), the actions to take place as contemplated by this clause 7 are interdependent and must take place, as nearly as possible, simultaneously and will be taken to have occurred simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence: (i) there is no obligation on any party to undertake or perform any of the other actions; (ii) to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and (iii) the Sellers and the Buyer must each return to the other all documents delivered to them under this clause 7 and must each repay to the other all payments received by it or made at its direction under this clause 7, and in the case of the Sellers, it must procure each relevant Target Entity to do the same. (b) Either the Sellers or the Buyer may, in their sole discretion, waive any or all of the actions that the other party is required to perform under this clause 7.

10314075_2 41 Legal/95754635_1 (c) Completion is taken to have occurred when each party has performed its obligations under this clause 7. 8. After Completion 8.1 Records (a) The Sellers may retain after Completion copies of any Records necessary for them to comply with any applicable Law (including any applicable Tax Law) and to prepare Tax or other returns required by Law or this deed (b) In addition to any other rights of access under this deed but subject always to clause 8.1(c), the Buyer must procure that for a period of 7 years after Completion (or for any longer period required by Law), each Target Entity retains all Records and makes available to the Sellers and their Representatives on reasonable notice any Records which are reasonably required by the Sellers and not otherwise available to the Sellers: (i) to enable any Seller Group Member or EBC Group Member to prepare accounts, tax returns and other statutory returns or to fulfil any specific legal or regulatory obligation relating wholly or partly to any period before Completion; or in connection with the prosecution or defence of any claim by or against any Seller Group Member other than in connection with this deed, in each case including in respect of any period prior to, on or after Completion, provided that: (ii) the Buyer may determine, acting reasonably, the manner, timing and form in which any such access or assistance is provided (including requiring supervised access, limiting searches to agreed parameters and providing documents electronically only); and (iii) the Buyer is not required to comply with any request to the extent that doing so would result in a waiver of legal professional privilege or breach any duty of confidentiality owed to a third party, and may redact any document accordingly. (c) The Sellers must indemnify the Buyer and each Target Entity, on demand, for all reasonable costs and expenses incurred by the Buyer in taking any reasonable action in accordance with a request under clause 8.1(b), including legal, accounting, expert and other professional fees and disbursements, reasonable costs of management time and internal resources of the Buyer Group any costs associated with retrieving, reviewing, redacting or producing Records, provided that the Buyer notifies the Sellers of a reasonable estimate of such cost or expense before they are incurred and such cost or expense is accepted by the Sellers. The Buyer may require payment of such amounts in advance as a condition to complying with any request. (d) Without limiting any other rights of the Buyer, the Buyer is not obliged to comply with any request under clause 8.1(b) unless and until all amounts payable under clause 8.1(c) (including any amount requested in advance) have been paid in full. (e) Any information or documents provided to the Sellers under this clause must be kept confidential and used solely for the purposes specified in clause 8.1(a) or 8.1(b),

10314075_2 42 Legal/95754635_1 and must not be disclosed to any third party without the Buyer’s prior written consent except: (i) if the disclosure is necessary for a purpose specified in clause 8.1(a) or 8.1(b); or (ii) to their professional advisers who are bound by equivalent confidentiality obligations. (f) The Buyer is not obliged to provide access to Records or assistance to the extent that: (i) the relevant request relates to a claim or matter in which the interests of the Buyer Group are materially adverse to those of the Sellers; and (ii) providing such access or assistance would reasonably be expected to prejudice the position of the Buyer Group in that claim or matter, except to the extent required by Law. 8.2 Proxy (a) From Completion until the Sale Shares in each Sale Company are registered in the name of the Buyer, each relevant Seller: (i) appoints the Buyer as the sole proxy of the holders of Sale Shares to attend shareholders’ meetings of that Sale Company and exercise the votes attaching to the Sale Shares; (ii) must not attend and vote at any shareholders’ meetings of that Sale Company; and (iii) must take all other actions in the capacity of a registered holder of the Sale Shares as the Buyer directs. (b) The Buyer indemnifies the Sellers against all Loss suffered or incurred by a Seller Group Member arising out of the implementation of any action taken in accordance with the proxy referred to in clause 8.2(a). 8.3 D&O Runoff Policy (a) The Sellers must (at the Sellers' sole cost) ensure that prior to Completion: (i) each Target Entity takes out and maintains, a directors and officers insurance policy (including directors and officers run-off insurance for a period of 7 years immediately following Completion) which covers each person who was a director or officer of the Target Entity immediately prior to Completion (Covered Officers), on terms acceptable to the Buyer and consistent with market practice having regard to the nature and scale of its Business (D&O Runoff Policy); and (ii) it provides evidence of the (then) current D&O Runoff Policy to the Buyer on or before Completion.

10314075_2 43 Legal/95754635_1 (b) The Buyer undertakes that neither it nor the Target Entities will: (i) amend or cancel the D&O Runoff Policy to the detriment of the Covered Officers during the period of 7 years immediately following Completion without the prior consent of the Sellers; or (ii) intentionally do anything which entitles the insurer of the D&O Runoff Policy to cancel or deny liability or reduce the cover under the D&O Runoff Policy. (c) The Buyer acknowledges that this clause 8.3 is for the benefit of the Covered Officers and is held for them as agent by the Sellers, (and, in the event of the winding up or other cessation of a Seller, by any Seller Affiliate of that Seller to which the benefit of this clause 8.3 is assigned), who may enforce this clause 8.3 on behalf of each or any of those Covered Officers. 8.4 Wrong Pockets – assets (a) Subject to clause 8.4(b), if the legal title to or the beneficial interest in: (i) any Asset which is used in the Business remains vested in any EBC Group Member, any Seller Group Member or Seller Associate after Completion; or (ii) any asset which is used in the business of an EBC Group Member, any Seller Group Member or Seller Associate remains vested in a Target Entity after Completion, (Missing Asset), the Sellers (in the case of clause 8.4(a)(i)) or the Buyer (in the case of clause 8.4(a)(ii)) (Wrong Pocket Transferor) must as soon as practicable and in any event within 10 Business Days (or such longer period as the Buyer (in the case of clause 8.4(a)(i)) or the Sellers (in the case of clause 8.4(a)(ii) (Wrong Pocket Transferee) may approve) and on terms that no additional consideration (or no more than $10 consideration, at the election of the Wrong Pocket Transferee) is provided by any person, for such transfer: (iii) execute or procure the execution of all such deeds or documents as may be necessary for the purpose of transferring (free of any Security Interests) all right, title and interest in the Missing Asset to the Wrong Pocket Transferee or its Affiliate as it may direct; and (iv) do or procure to be done all such further acts or things and procure the execution of all such other documents as necessary or desirable for the purpose of vesting all right, title and interest in the Missing Asset in the Wrong Pocket Transferee or its Affiliate as it may direct. (b) If any Missing Asset is used in both the Business and the business of an EBC Group Member, any Seller Group Member or Seller Associate, and such Missing Asset: (i) remains vested in a Target Entity after Completion, then such Missing Asset: (A) will not be subject to clauses 8.4(a) or 8.4(e) but will remain vested in the Target Entity; and (B) the Buyer and Sellers will discuss in good faith and acting reasonably the basis on which the Buyer will procure the relevant Target Entity to make the Missing Asset available on a shared

10314075_2 44 Legal/95754635_1 basis to the relevant EBC Group Member, any Seller Group Member or Seller Associate; or (ii) remains vested in an EBC Group Member, any Seller Group Member or Seller Associate after Completion, then such Missing Asset: (A) will be subject to clauses 8.4(a) or 8.4(e); and (B) the Buyer and Sellers will discuss in good faith and acting reasonably the basis on which the Buyer will procure the relevant Target Entity to make the Missing Asset available on a shared basis to the relevant EBC Group Member, any Seller Group Member or Seller Associate. (c) The Wrong Pocket Transferor must notify the Wrong Pocket Transferee as soon as reasonably practicable if it comes to their attention that there is any Missing Asset. (d) From the time it comes to the attention of any Wrong Pocket Transferor that there is any Missing Asset, the Wrong Pocket Transferor must, and must procure any relevant EBC Group Member, Seller Group Member or Seller Associate or Buyer Group Member (as applicable) will, maintain the Missing Asset until the date of completion of the transfer of the Missing Asset to the Wrong Pocket Transferee or its Affiliate as it may direct. (e) The Wrong Pocket Transferor must promptly account to the Wrong Pocket Transferee for any benefits the Wrong Pocket Transferor (or any of their Affiliates or Seller Associates, as the case may be) receives: (i) in connection with any transfer of any Missing Asset to the Wrong Pocket Transferee or its Affiliate as it may direct in accordance with this clause 8.4; or (ii) as a result of the holding of any Missing Asset for the period from Completion until it is transferred to the Wrong Pocket Transferee. (f) The Wrong Pocket Transferor must bear all costs and expenses incurred in connection with complying with this clause 8.4. (g) This clause 8.4 ceases to have effect on the date that is 24 months after Completion, except in respect of any Missing Asset notified by a party prior to that date. 8.5 Wrong pockets – benefits (a) The parties acknowledge and agree that following Completion, the Sellers must, or must procure that their Affiliates and Seller Associates, account to the Buyer for any amounts received by the Sellers (or any of their Affiliates of Seller Associates, as the case may be) in connection with the Target Group or the Business which relate to the period after and including the Completion Date, as soon as reasonably practicable after receipt of the relevant payment but in any event no longer than 5 Business Days after receipt of the relevant payment. (b) The parties acknowledge and agree that following Completion, the Buyer must, or must procure that the Buyer Group Members, account to the Sellers for any amounts received by the Buyer (or any of the Buyer Group Members, as the case may be) in connection with the Seller Group or EBC Group, or the business of an EBC Group Member, any Seller Group Member or Seller Associate, which relate to the period after and including the Completion Date, as soon as reasonably practicable after

10314075_2 45 Legal/95754635_1 receipt of the relevant payment but in any event no longer than 5 Business Days after receipt of the relevant payment. (c) The parties acknowledge and agree that no party is under an obligation to reimburse another party pursuant to clause 8.5(a) or under 8.5(b) if the amount of the claimed reimbursement has already been appropriately adjusted for in accordance with the terms of this deed. (d) This clause 8.5 ceases to have effect on the date that is 24 months after Completion, except in respect of any claim notified prior to that date. 9. Warranties and Indemnities 9.1 Warranties Subject to the limitations and qualifications in clauses 1.5, 10, 11 and 12: (a) each Seller represents and warrants to the Buyer in terms of the Title and Capacity Warranties in respect of that Seller and its Sale Shares; and (b) the Sellers represent and warrant to the Buyer in terms of all other Warranties, that: (c) in respect of each Warranty that is expressed to be given on a particular date or at a particular time, it will be true and correct on that date or at that time; and (d) in respect of each other Warranty, it is true and correct on the date of this deed and will be true and correct immediately before Completion. 9.2 Warranties independent and to remain in effect Each of the Warranties: (a) is to be construed independently of the others and is not limited by reference to any other Warranty; and (b) will remain in full force and effect after Completion. 9.3 Reliance The Sellers acknowledge that the Buyer has entered into this deed and will complete this deed in reliance on the Warranties. 9.4 Warranty Indemnity Each Seller indemnifies and will keep indemnified the Buyer against all Loss which the Buyer suffers or incurs as a result of any of the Warranties it gives being untrue or incorrect, except to the extent that the Warranty or the Sellers’ Liability for the Loss is limited by clause 1.5, 10, 11 or 12. 9.5 Tax Indemnity The Sellers indemnify and will keep indemnified the Buyer and each Target Entity against, and must pay to the Buyer the amount: (a) of any Pre-Completion Tax Liability;

10314075_2 46 Legal/95754635_1 (b) any Target Entity is required to pay as a result of: (i) a Tax Claim; and (ii) the value of any Tax Relief lost by the Buyer or a Target Entity, in respect of any period or part period ending on or before the Completion Date; and (c) all costs and expenses incurred by the Buyer in the investigation, conduct, negotiation, defence and other management of any Tax Claim or matter relating to a Tax Claim for which a Pre-Completion Tax Liability actually arises, except to the extent that the Warranty or the Sellers’ Liability for the Loss is limited by clause 1.5, 10, 11 or 12. 9.6 Specific Indemnities The Sellers indemnify and will keep indemnified the Buyer against, and must pay to the Buyer the amount of any Loss arising from or in connection with: (a) claims made by the Third Parties specified below against the Target Entities in respect and to the extent of the following legacy accruals released by the Target Entities in November-December 2025: (i) [***] excess accrual for [***] for marketing and trade spend recovery claims in respect of the 12-month period to 31 December 2025; (ii) [***] accrual for [***] in respect of marketing activities for the financial year ended 30 June 2023; (iii) [***] accrual of [***] in respect of marketing activities for the financial year ended 30 June 2024; (iv) [***] accrual for [***] in respect of an abandoned [***] implementation; (v) [***] accrual for [***] in respect of marketing in [***]; and (vi) [***] accrual for [***] in respect of marketing in [***]; and (b) any Adverse Costs Order made against LHAU, save to the extent that any such Adverse Costs Order arises from or in connection with any failure of LHAU from Completion to comply with its obligations under [***]; (c) any Pre-Completion Tax Liability arising, directly or indirectly, as a result of: (i) a transfer pricing benefit being obtained from [***]; (ii) [***] being taken to be [***] for income tax purposes [***]; or (iii) the warehousing arrangement and sales [***];

10314075_2 47 Legal/95754635_1 (d) any incorrect classification of [***] in respect of any period prior to Completion; and (e) unauthorized use of the Intellectual Property of [***] before Completion; except to the extent that the Sellers’ Liability for the Loss is limited by clause 11. 9.7 Payments affecting the Purchase Price (a) Any payment made by the Sellers to the Buyer in respect of any Buyer Claim will be in reduction of the Purchase Price of the relevant Target Entity (or, in the case of LHI or LHUSA, the Purchase Price of Stantail Trading or Stantail International respectively). (b) Any payment (including a reimbursement) made by the Buyer or a Target Entity to the Sellers in respect of any Claim made by the Sellers under or in connection with this deed (other than a Claim for payment of the Purchase Price) will be in increase of the Purchase Price of the relevant Target Entity (or, in the case of LHI or LHUSA, the Purchase Price of Stantail Trading or Stantail International respectively). 10. Buyer’s Warranty & Indemnity Insurance 10.1 No recourse (a) Despite anything else in this deed, the Buyer (on its own behalf and separately as agent for each other Buyer Group Member): (i) acknowledges and agrees that it will not proceed and does not have any Claim, remedy or right to proceed, whether at law or in equity, against any W&I Waiver Beneficiary arising out of or in connection with a breach of the Warranties or under an Indemnity; and (ii) irrevocably waives and releases each W&I Waiver Beneficiary to the maximum extent permitted by Law from any and all Liability whatsoever in respect of any Loss, damage, cost, expense, injury or harm (including Consequential Loss) which the Buyer or a Buyer Group Member suffers or incurs arising out of or in connection with a breach of the Warranties or in relation to the Indemnities, other than to the extent: (iii) required to permit or facilitate a claim by the Buyer against the W&I Insurer under the W&I Policy (and only on the basis that the W&I Waiver Beneficiaries will have no Liability for such Claim beyond an aggregate amount of $1.00); or (iv) the Claim arises directly from or is increased as a result of fraud of any W&I Waiver Beneficiary in which case the Buyer is not prevented from making a claim against that W&I Waiver Beneficiary to the extent and in

10314075_2 48 Legal/95754635_1 respect of those rights of recovery arising as a result of the fraud of that W&I Waiver Beneficiary, provided that nothing in this clause 10 limits or excludes any Claim or Liability arising from a breach of, or a failure to perform, a Seller Guaranteed Obligation (including under clause 18) notwithstanding that the same facts also give rise to a Claim for breach of a Warranty or under an Indemnity, and for the avoidance of doubt, this proviso does not permit any Claim for breach of Warranty or under an Indemnity against any W&I Waiver Beneficiary notwithstanding any such factual overlap. (b) The parties acknowledge and agree that the Buyer's sole recourse against the Sellers in respect of or relating to any Liability or Loss in connection with a breach of the Warranties and under the Indemnities is limited to the coverage available to the Buyer under the W&I Policy, except to the extent expressly set out in clauses 10.1(a)(iii) and 10.1(a)(iv). 10.2 Buyer warranty (a) The Buyer warrants to the Sellers that, prior to the execution of this deed, it has taken out the W&I Policy up to the amount of the W&I Policy Limit, insuring the Buyer in respect of Loss it suffers or incurs arising out of or in connection with a breach of the Warranties or under an Indemnity, on the terms and subject to the limitations in the W&I Policy. (b) The Buyer acknowledges and agrees that the Sellers have entered into this deed and will perform its obligations at Completion in reliance on: (i) the warranty contained in clause 10.2(a); (ii) the W&I Policy commencing on the date of this deed; and (iii) the Buyer maintaining the W&I Policy in accordance with its terms. 10.3 Required terms in W&I Policy The Buyer must procure that at all times the W&I Policy contains terms the effect of which are that: (a) the W&I Insurer underwrites the W&I Policy on the basis that clause 10.1 does not prevent, restrict or limit the right of the Buyer (as insured) to recover and claim under the W&I Policy; (b) the W&I Insurer irrevocably waives its rights to take subrogated action or to claim in contribution or to exercise rights assigned to it against any W&I Waiver Beneficiary in relation to any Claim for breach of Warranty or Indemnity, except to the extent that the claim arises as a result of the fraud of a W&I Waiver Beneficiary; and (c) the W&I Insurer acknowledges and agrees that each W&I Waiver Beneficiary is entitled to directly enforce the waiver referred to in clause 10.3(b) and plead such waiver in bar to any subrogated action, claim in contribution or exercise of assigned rights which may be brought against them in any jurisdiction and that in respect of such waiver the Sellers contract in their own right and as agent for each W&I Waiver Beneficiary.

10314075_2 49 Legal/95754635_1 10.4 Status of W&I Policy (a) The Buyer acknowledges and agrees that clause 10.1 has full force and effect: (i) whether or not the Buyer complies with this clause 10; (ii) irrespective of the validity and enforceability of the W&I Policy, its terms and conditions and whether or not it responds to a Claim by the Buyer for breach of any of the Warranties or under any Indemnities, or to any loss, damage, cost, expense, injury or harm which the Buyer or a Buyer Group Member suffers or incurs; and (iii) notwithstanding that the Buyer is or may be unable for any reason to pursue or obtain a recovery under the W&I Policy, including due to policy exceptions or exclusions, validity (including, without limitation if the W&I Policy is invalid due to the insolvency, breach or default of any person), creditworthiness or otherwise. (b) All Warranties and Indemnities cease to have any effect, will no longer apply and cannot be relied on by the Buyer or any other Buyer Group Member (or any person attempting to claim through any of them) in any way, if that: (i) the Buyer fails to take out or maintain the W&I Policy accordance with this deed; (ii) the Buyer varies the W&I Policy, or novates or otherwise assigns its rights under the W&I Policy, in breach of clause 10.5(b)(ii) or 10.5(b)(iv); or (iii) the W&I Policy lapses, is cancelled, avoided or vitiated due to a breach of clause 10.5 by the Buyer or for any other reason. (c) For the avoidance of doubt, nothing in this clause 10.4 gives rise to, reinstates, preserves or implies any right of recourse against a Seller that would not otherwise exist under clause 10.1. 10.5 Buyer’s obligations in respect of W&I Policy The Buyer must: (a) bear the cost of the W&I Policy; (b) not: (i) do anything to cause or take any steps to bring about the lapse, cancellation, avoidance or vitiation of the W&I Policy, or which causes any right of the insured under the W&I Policy not to have full force and effect in accordance with its terms; (ii) agree to any amendment, variation or waiver of the W&I Policy that adversely impacts any W&I Waiver Beneficiary; (iii) do anything or fail to do anything or permit anything to be done or occur or permit anything not to be done or not to occur which: (A) may prejudice the W&I Policy; (B) entitles the W&I Insurer to deny or reduce its liability or to cancel or avoid the W&I Policy; or

10314075_2 50 Legal/95754635_1 (C) causes any right of the Buyer as insured under the W&I Policy not to have full force and effect on its terms; or (iv) novate or otherwise assign its rights (or do anything which has similar effect) under the W&I Policy; (c) give full and true disclosure to the W&I Insurer of all matters and things the non- disclosure or misrepresentation of which might in any way prejudice or affect the Buyer’s rights under the W&I Policy; (d) comply at all times with the terms and conditions of the W&I Policy including provisions relating to disclosure, post-Completion deliverables, notification and claims cooperation; and (e) where requested to do so by a W&I Waiver Beneficiary, enforce any term of the W&I Policy under which the W&I Insurer waives its right to take subrogated action or to claim in contribution or to exercise rights assigned to it against a W&I Waiver Beneficiary (and without limitation to any right of a W&I Waiver Beneficiary to separately enforce such terms). 10.6 Benefit The Buyer acknowledges and agrees that in relation to the acknowledgements, agreements, waivers and releases given in this clause 10 in favour of W&I Waiver Beneficiaries other than the Sellers, the Sellers hold the benefit of such terms as agent for those W&I Waiver Beneficiaries and each such W&I Waiver Beneficiary may itself enforce and plead such terms in any jurisdiction. 10.7 Overrides inconsistent clauses To the extent of any conflict or inconsistency between this clause 10 and any other provision of this deed, this clause 10 prevails. 11. Limitations and qualifications 11.1 Maximum Liability (a) The maximum aggregate Liability of: (i) a Seller from all Loss arising from Buyer Claims relating to a breach of the Title and Capacity Warranties, whenever made, it gives is the amount equal to 100% of the Total Purchase Price received by that Seller; (ii) the Sellers for all Loss arising from Buyer Tax Claims, whenever made, is the amount equal to 100% of the Total Purchase Price received by the Sellers; (iii) the Sellers for all Loss from all other Buyer Claims for breach of Warranty or under an Indemnity, whenever made, is the amount equal to 20% of the Total Purchase Price received by the Sellers; and (iv) the Sellers (and the Sellers’ Guarantor, pursuant to the guarantee and indemnity in clause 18) for all Loss from Specific Indemnity Claims: (A) under clause 9.6(c), is $500,000; (B) under clause 9.6(d), is $2,500,000; and

10314075_2 51 Legal/95754635_1 (C) under clause 9.6(e), is $25,000, provided that under no circumstances will the aggregate Liability of the Sellers (and the Sellers’ Guarantor, pursuant to the guarantee and indemnity in clause 18) in respect of all Buyer Claims exceed the amount equal to 100% of the Total Purchase Price. 11.2 Minimum Claim (a) The Sellers are not liable for a Buyer Claim for breach of Warranty (other than for breach of a Title and Capacity Warranty) or under an Indemnity (other than the Indemnity in clause 9.4 in respect of a Title and Capacity Warranty): (i) unless in relation to any single Buyer Claim for breach of Warranty or under an Indemnity finally agreed or determined (Single Claim), the amount of the Single Claim exceeds the amount equal to $53,750; and (ii) until the aggregate amount of all Single Claims properly made under or in connection with this deed exceeds the amount equal to $1,075,000 (Threshold Amount), in which event the Sellers will be liable for the whole amount of the Buyer Claim for breach of Warranty or under an Indemnity, and not merely the amount which exceeds the Threshold Amount. (b) For the purposes of clause 11.2(a)(i): (i) subject to clause 11.2(b)(ii), Buyer Claims for breach of Warranty or under an Indemnity arising out of separate sets of facts, matters or circumstances will not be treated as a Single Claim, even if each set of facts, matters or circumstances may be a breach of the same Warranty; and (ii) Buyer Claims for breach of Warranty or under an Indemnity of the same or substantially similar nature arising out of the same or substantially similar facts, matters and circumstances will be treated as a Single Claim. 11.3 Time limits The Sellers and the Sellers’ Guarantor are not liable for a Buyer Claim if: (a) the Buyer does not notify the Sellers and Sellers’ Guarantor of that Claim: (i) in the case of a Buyer Claim in respect of a breach of Title and Capacity Warranty (or under the Indemnity in clause 9.4 in respect of a Title and Capacity Warranty), within 7 years of Completion; (ii) in the case of a Buyer Claim for breach of Warranty other than a Title and Capacity Warranty (or under the Indemnity in clause 9.4 other than in respect of a Title and Capacity Warranty), within 3 years of Completion; (iii) in the case of a Buyer Tax Claim, within 7 years of Completion; or (iv) in the case of a Specific Indemnity Claim: (A) within 3 years of Completion for the Specific Indemnities set out in clauses 9.6(a), 9.6(b), 9.6(d) and 9.6(e); and

10314075_2 52 Legal/95754635_1 (B) within 5 years of Completion for the Specific Indemnities set out in clause 9.6(c); and (b) within 12 months (or 18 months in respect of a Buyer Tax Claim) of the date the Buyer notifies the Sellers and Sellers’ Guarantor of the relevant Buyer Claim in accordance with clause 12.1: (i) the Buyer Claim has not been agreed, compromised or settled; or (ii) the Buyer has not properly issued and validly served upon the Seller legal proceedings against the Sellers in respect of the Buyer Claim (unless the Sellers and the Buyer are then negotiating such Buyer Claim in good faith, in which case the time for the Buyer to serve legal proceedings in respect of the Buyer Claim pursuant to this clause 11.3(b) shall be extended for 3 months, or as otherwise agreed in writing between the Buyer and the Sellers). 11.4 Disclosure Each Warranty and Indemnity is given subject to and is qualified by any fact, matter or circumstance: (a) expressly disclosed in any Transaction Document; (b) fairly disclosed in the Disclosure Materials; or (c) that would have been disclosed to the Buyer by searching all records open to public inspection in Australia maintained by the following Government Agencies at the following times in respect of each Sale Company and LHI: (i) ASIC on 8 May 2026; (ii) the Personal Property Securities Register on 8 May 2026; (iii) IP Australia in respect of trade marks on 6 March 2026; (iv) the following Australian courts on the following dates: Court Search Date National – High Court 4 March 2026 National – Federal Court & Federal Circuit Court 3 March 2026 National – Fair Work Commission 4 March 2026 National – Administrative Appeals Tribunal 3 March 2026 ACT – Supreme Court – Civil 17 March 2026 NSW – Supreme Court – Civil 23 March 2026

10314075_2 53 Legal/95754635_1 NT – Supreme & Local Courts – Civil 4 March 2026 QLD – Supreme and District Court – Civil 3 March 2026 SA – Supreme Court – Civil 6 March 2026 TAS – Supreme Court – Civil 4 March 2026 VIC – Supreme Court – Civil 4 March 2026 WA – Supreme Court – Civil 12 March 2026 WA – Court of Appeal 12 March 2026 ; or (v) that would have been disclosed to the Buyer by conducting a search of the following ARTG numbers (that are current) on the Australian Register of Therapeutic Goods on 7 May 2026: (A) [ARTG 316946; ARTG 324287; ARTG 376524; ARTG 204019; ARTG 483945; ARTG 286263; ARTG 314904; ARTG 231696; ARTG 231647; ARTG 286427; ARTG 385695; ARTG 499709; ARTG 391017; ARTG 423254; ARTG 337702; ARTG 521496; ARTG 522688; ARTG 524051; and ARTG 521310 (replaced ARTG 316759). (d) that would have been disclosed to the Buyer by searching records open to public inspection in respect of LHUSA that are maintained by: (i) the United States Patent and Trade Mark Office between 23-28 April 2026; (ii) the U.S. Copyright Office Public Records between 23-28 April 2026; (iii) the UCC Index of the Florida Secured Transaction Registry on 22 April 2026; (iv) the Federal Lien/Judgment Lien Index of the Secretary of State, Florida on 17 April 2026; (v) the Federal & State Liens/Judgment Lien/UCC-Fixture Index of Broward County Recorder, Clerk of the Circuit Court, Florida on 24 April; (vi) the Open Litigation & Judgments by Defendant Index of Broward County, Circuit & Courts, Florida on 23 April 2026; (vii) the Bankruptcy Index of US Bankruptcy Court – Southern District of Florida on 17 April 2026; (viii) the Open Litigation & Judgment by Defendant Index of US District Court – Southern District of Florida on 17 April 202;

10314075_2 54 Legal/95754635_1 (ix) the Open Litigation & Judgment by Defendant Index of Bucks County, Court of Common Pleas – Civil, PA on 20 April 2026; (x) the Federal & State Liens/Judgment Lien Index of Bucks County, Prothonotary, PA on 20 April 2026; (xi) the UCC-Fixture Index of Bucks County, Record of Deeds, PA on 21 April 2026; (xii) the Bankruptcy Index of US Bankruptcy Court – Eastern District of Pennsylvania, PA on 17 April 2026; and (xiii) the Open Litigation & Judgments by Defendant Index of US District Court – Eastern District of Pennsylvania, PA on 17 April 2026. 11.5 11.6 11.7 Fair disclosure For the purposes of this deed, a fact, matter or circumstance is “fairly disclosed” by the Sellers if it is disclosed in in writing in sufficient detail to enable a sophisticated buyer, experienced in transactions of the nature of the Transactions, to identify the nature and substance (but not the financial quantum) of the relevant matter, event or circumstance disclosed. Knowledge of Sellers Where a Warranty is given ‘to the best of the Sellers’ knowledge’, or ‘so far as the Sellers are aware’ or with a similar qualification as to the Sellers’ awareness or knowledge, the Sellers will be deemed to know or be aware of a particular fact, matter or circumstance if [***] or [***] is actually aware, or should reasonably be aware given their roles and responsibilities in the Business, of that fact, matter or circumstance as at the date of this deed. Other limitations The Sellers and Sellers’ Guarantor are not liable for any Buyer Claim to the extent that: (a) (provisions in accounts) the amount of the Buyer Claim has been expressly provided for in the Accounts or the Locked Box Accounts including as a liability, provision, allowance, reserve or accrual; (b) (policies and elections) the Buyer Claim arises from: (i) a change in accounting policies or procedures from those used by a Target Entity before Completion; or (ii) the application by a Target Entity of accounting policies inconsistently with their application before Completion; (c) (Law) the Buyer Claim arises from: (i) the enactment or amendment of any Law; (ii) a change in the judicial or administrative interpretation of any Law; (iii) a change in, or the withdrawal of, the practice or policy of any Government Agency; or (iv) any change in Accounting Standards,

10314075_2 55 Legal/95754635_1 after the date of this deed, including enactments, amendments and changes that have a retrospective effect; (d) (mitigation) any Loss in relation to the Buyer Claim for breach of Warranty or under an Indemnity results from the Buyer’s failure to take reasonable steps to mitigate that Loss, subject always to clause 11.8; (e) (actions by Buyer) the Buyer Claim arises from any act or omission of any Buyer Group Member after Completion, other than a commercially reasonable and prudent (as determined by the Buyer) act or omission by any Buyer Group Member to remedy, redress or mitigate, or to make a Buyer Claim in respect of, any Liability arising out or in connection with an act or omission of a Seller or a Target Entity prior to Completion; (f) (actions approved by Buyer) the Buyer Claim arises from any act or omission by or on behalf of a Seller or a Target Entity prior to Completion that was: (i) fairly disclosed to the Buyer and made with the prior written approval of the Buyer or at the Buyer’s written direction; or (ii) expressly permitted by a Transaction Document; (g) (contingent liability) the Loss in relation to the Buyer Claim arises from a contingent Liability, unless and until it becomes an actual Liability and is due and payable, provided that the Buyer is able to serve notice of a Claim based on a contingent Loss and the time periods in clause 11.3 shall not commence until the date the Claim becomes an actual Loss that is due and payable; (h) (legal costs) the Loss in relation to the Buyer Claim is a legal cost that is not a reasonable legal cost; or (i) (consequential loss) the Loss is a Consequential Loss. 11.8 Mitigations The Buyer must take reasonable action to mitigate any Loss suffered as a result of a breach of any Warranty, including lodging an insurance claim where the Buyer or another Buyer Group Member is covered for such Loss, provided that, other than in respect of the payment of an excess or deductible amount under an insurance policy, this clause 11.8 shall not oblige the Buyer to: (a) seek recovery (whether through the commencement of legal proceedings or otherwise) against any third party, including any customer of the Buyer or any Buyer Group Member; (b) pay money in the form of an inducement or consideration to a third party to procure something; (c) provide other valuable consideration to or for the benefit of any person; or (d) agree to commercially onerous terms or unreasonable conditions.

10314075_2 56 Legal/95754635_1 11.9 Acknowledgements The Buyer acknowledges and agrees that: (a) (Warranties are the only warranties) the only representations and warranties on which the Buyer has relied in entering into this deed and undertaking the Transactions are the Warranties; (b) (other warranties excluded) to the extent permitted by Law, all representations, warranties, terms and conditions made or given by a Seller, any Seller Group Member, the Sellers’ Guarantor or any of their respective Representatives (whether express, implied, written, oral, collateral, statutory or otherwise) other than the Warranties are expressly excluded; (c) (due diligence): (i) it has had opportunity to conduct its own due diligence in relation to the Target Entities, their business activities and the Assets, and relies on its own evaluation of the Disclosure Materials; and (ii) it has made, and it relies upon, its own searches, investigations, enquiries and evaluations in respect of the Target Entities, their business activities and the Assets; and (iii) none of the Sellers, the Target Entities, the Sellers’ Guarantor nor any of their respective Representatives have made or makes any representation or warranty as to the accuracy or completeness of the Disclosure Materials (except as set out in the Warranties); (d) (Forecasts) in relation to any Forecasts: (i) all such Forecasts were provided for information purposes only; (ii) there are uncertainties inherent in attempting to make the Forecasts and the Buyer is familiar with these uncertainties; (iii) the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forecasts; (iv) no warranty is given or representation made that any such Forecasts will be met or achieved; (v) any Warranties as to accuracy or completeness of disclosed information do not apply to such Forecasts; and (vi) the Sellers and Sellers’ Guarantor are not liable under any Buyer Claim arising out of or relating to any Forecast; (e) (knowledge) the Buyer has had the benefit of independent legal, financial and technical advice relating to its proposed purchase of the Sale Shares and the terms of this deed and has independently determined to enter into this deed; and (f) (Disclosure Letter) the disclosure of any matter in or by virtue of the Disclosure Letter does not constitute or imply any warranty, representation, statement, covenant, agreement, indemnity or undertaking not expressly given by the Sellers or Sellers’ Guarantor in this deed and the contents of the Disclosure Letter do not have the effect of extending the scope of any of the Warranties or the other provisions of this deed.

10314075_2 57 Legal/95754635_1 11.10 Statutory actions To the maximum extent permitted by Law, the Buyer agrees not to make and waives any right it might have to make any Claim against the Sellers or Sellers’ Guarantor, whether it is a Buyer Claim or otherwise, under: (a) Part 7.10 of the Corporations Act; (b) the Australian Securities and Investments Commission Act 2001 (Cth) in connection with a breach of section 12DA of that Act; and (c) the Australian Consumer Law (as contained in Schedule 2 of the Competition and Consumer Act 2010 (Cth)) and equivalent State and Territory fair trading legislation, or any corresponding or similar provision of any Australian State or Territory legislation or any similar provision of any legislation in any relevant jurisdiction or any other applicable Laws. 11.11 Sole remedy (a) The Sellers and Sellers’ Guarantor have no Liability to the Buyer or a Target Entity: (i) in connection with the sale and purchase of the Sale Shares or the matters the subject of this deed; or (ii) resulting from or implied by conduct made in the course of communications or negotiations in respect of the sale and purchase of the Sale Shares or the matters the subject of this deed, under a Buyer Claim unless and to the extent that the Buyer Claim may be made under the terms of this deed or arises out of a statutory right or other Claim that cannot be excluded by contract. (b) The Buyer must not make, and must ensure that no Buyer Group Member makes, a Buyer Claim that the Buyer would not be entitled to make under this deed or that is otherwise inconsistent with the Buyer’s entitlement to make a Buyer Claim under this deed and the Buyer acknowledges that to do so would be to seek to circumvent the parties’ intention expressed in this clause 11.11. 11.12 No double claims (a) The Buyer is not entitled to recover damage or obtain payment, reimbursement, compensation or indemnity more than once for the same Liability or breach of this deed. (b) If a breach of a Tax Warranty arises from a fact or circumstance which results in a Buyer Claim under the Tax Indemnity, the Liability of the Sellers for that breach of Tax Warranty is reduced by an amount equal to the amount paid pursuant to the Buyer Claim under the Tax Indemnity. 11.13 Benefits not transferrable The Sellers and Sellers’ Guarantor are not liable under a Buyer Claim for breach of Warranty or under an Indemnity in respect of a Target Entity if: (a) the Target Entity has ceased to be a wholly owned Subsidiary of the Buyer or any Buyer Group Member; or

10314075_2 58 Legal/95754635_1 (b) all or a majority of the Business or the Assets of the Target Entity has or have ceased to be owned or controlled by a Buyer Group Member. 11.14 Insurance and recovered amounts (a) A Buyer Claim cannot be made for, and the Sellers and Sellers’ Guarantor are not liable for, an amount which the Buyer or any Buyer Group Member recovers from, or is compensated for by any other means, whether by way of contract, indemnity or otherwise (including a policy of insurance or from a Government Agency). (b) If any Buyer Group Member: (i) receives a payment from the Sellers or Sellers’ Guarantor in relation to a Buyer Claim; and (ii) after receiving that payment, receives a refund or credit, or receives a sum from an insurer, a Tax Authority (whether in cash or by way of offset against an amount owed to a Tax Authority by the Buyer) or any other Third Party in respect of the Buyer Claim, within 20 Business Days of receipt or recovery under clause 11.14(b)(ii) the Buyer must pay, or ensure that the relevant Buyer Group Member pays, the Sellers or Sellers’ Guarantor (as applicable) an amount equal to the lesser of: (iii) the sum recovered (or credited) from the insurer, Tax Authority or Third Party, net of any: (A) costs or expenses incurred by the Buyer or the Buyer Group in recovering that sum; (B) Tax payable in relation to the sum; (C) excess or increase in premiums payable in relation to any relevant insurance policy; and (D) Tax Benefits already taken into account in determining the amount paid by the Sellers in relation to the Buyer Claim pursuant to clause 11.15; and (iv) the amount paid to the Buyer by the Sellers in relation to the Buyer Claim. 11.15 Tax Benefit In calculating the Liability of the Sellers or Sellers’ Guarantor for a Buyer Claim, any Tax Benefit received by the Buyer (or a Buyer Group Member) as a result of the Loss giving rise to that Buyer Claim or which arises as a result of the Buyer Claim must be taken into account. 11.16 Additional exclusions for Tax Claims The Sellers are not liable to the Buyer in respect of any Tax Claim if the Tax Claim arises from, or is increased by: (a) the failure of any Buyer Group Member after Completion, in a timely manner, to: (i) lodge any return, notice, objection or other document in relation to the Tax Claim by the due dates;

10314075_2 59 Legal/95754635_1 (ii) claim all or any portion of any allowance, deduction, credit, rebate or refund in relation to a Tax Claim that is allowable under Tax Law; or (iii) take any other action which the relevant Buyer Group Member is required to take under this clause or any applicable Tax Laws; or (b) after Completion, a Buyer Group Member applying a Tax Law or an accounting principle in a manner that is inconsistent with the position taken by a relevant Target Entity before Completion which is within the actual knowledge of the Buyer or is fairly disclosed in the Disclosure Materials (including any position within the actual knowledge of the Buyer or is fairly disclosed in the Disclosure Materials which has been adopted in relation to the preparation of any Pre-Locked Box Returns or in relation to the calculation of any reserve or provision relating to Tax or duty in the Locked Box Accounts). 11.17 Independent qualifications and limitations Each qualification and limitation in this clause 11 is to be construed independently of the others and is not limited by any other qualification or limitation. 11.18 No action against officers and employees Except in relation to any Claim against the Seller Guarantor or a Covenantor arising under or in connection with this deed, the Buyer waives, and must procure that each other Buyer Group Member waives, all rights and claims that it may have personally against the current and former officers and employees of any Seller Group Member of each Seller Group in relation to any matter arising out of the negotiations for and the subject matter of this deed, except to the extent that those rights or claims arise out of the fraud on the part of a current or former officer or employee of any Seller Group Member of the Seller Group. The parties acknowledge and agree that: (a) each Seller has sought and obtained this waiver as agent for and on behalf of each of its respective Seller Group Members’ respective current and former officers and employees and holds the benefit of this clause 11.18 as agent for them; and (b) the provisions of this clause 11.18 may be enforced by a Seller on behalf of and for the benefit of each of its respective Seller Group Members’ current and former officers and employees and those persons may plead this clause 11.18 in answer to any claim made by a Buyer Group Member against them. 11.19 Fraud None of the limitations and qualifications on the liability of the Sellers in this deed, including in this clause 11, apply to any Claim against the Sellers or the Seller Guarantor to the extent that the liability of the Sellers, as applicable, in respect of that Claim arises from fraud on the part of any Seller, any Seller Associate or any Representatives of the Sellers. 12. Buyer Claims 12.1 Notice (a) If the Buyer (or, from Completion, a Target Entity) becomes aware that any fact, matter or circumstance may give rise to a Buyer Claim, including the fact that a Third Party Claim is made in writing, the Buyer must promptly give written notice to the Sellers and in any event within 40 Business Days of becoming aware, containing reasonable details of the Buyer Claim or the facts, matters or circumstances that may give rise to the Buyer Claim, in all circumstances which are known to the Buyer or a Target Entity at the time (including an estimate of the amount of the Buyer Claim

10314075_2 60 Legal/95754635_1 if possible based on the information available to the Buyer or a Target Entity at the time). (b) The Buyer must: (i) act and ensure that each relevant Target Entity acts reasonably and in good faith; and (ii) keep the Sellers reasonably informed of all material developments, in relation to the Buyer Claim notified under this clause 12.1. (c) Despite anything to the contrary in this clause 12, the parties acknowledge and agree that the Buyer is not required to: (i) provide any information or documents to the extent that in doing so will result in a waiver of privilege in relation to any information or document; or (ii) take any action that in the Buyer's reasonable opinion would materially adversely affect the operations of the Business or be disparaging to the reputation or goodwill of the Business, the Buyer or any Buyer Group Member. 12.2 Tax audits, enquiries and investigations (a) The Sellers have the right to review the proposed disclosure (including manner of disclosure) of any material or information proposed to be issued to a Tax Authority in relation to Tax to the extent such disclosure is in respect of any event, act, matter or transaction or amount derived or expenditure incurred by or in relation to that Target Entity before the Completion Date (Pre-Completion Tax Event). (b) Without limiting clause 12.2(a) but subject always to clause 12.1(c), from and after Completion the Buyer will, and will procure that each Buyer Group Member will: (i) consult with the Sellers prior to providing any information or material to a Tax Authority in relation to a Pre-Completion Tax Event; (ii) not make any admission of liability, or any agreement, compromise or settlement with a Tax Authority in relation to a Pre-Completion Tax Event without the prior written consent of the Sellers (such consent not to be unreasonably withheld or delayed); and (iii) promptly provide the Sellers with copies of any correspondence with, or material provided to or by, a Tax Authority and keep the Seller informed of any material oral discussions with Tax Authorities in relation to a Pre- Completion Tax Event. (c) The parties agree to deal with each other in good faith to take account of any comments that the Sellers may have in respect of dealings with Tax Authorities under clause 12.2(b). If the parties are unable to resolve any disagreement in respect of such dealings within 3 Business Days of the due date for responding to the relevant Tax Authority, then the disagreement will be referred to the Tax Expert for determination (costs to be borne equally) and the parties agree that the response to the Tax Authority will be lodged in accordance with the findings of the Tax Expert (and not before this time).

10314075_2 61 Legal/95754635_1 13. Buyer Warranties 13.1 Buyer Warranties The Buyer represents and warrants to the Sellers that each of the Buyer Warranties is true and correct on the date of this deed and will be true and correct immediately before Completion. 13.2 Warranties independent Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty. 13.3 Reliance The Buyer acknowledges that in entering into this deed and undertaking the Transactions, the Sellers have relied on the Buyer Warranties. 13.4 Warranties remain in effect Each of the Buyer Warranties remains in full force and effect after Completion for 12 months. 13.5 Warranties not affected by investigations Each of the Buyer Warranties is not affected by any investigation made by or on behalf of the Sellers. 14. Tax Returns 14.1 Tax Returns before Completion Date To the extent any relevant Tax Returns in respect of a Target Entity have not been finalised as at the date of this deed, the Sellers must: (a) prepare and lodge all Tax Returns for the Target Entity for any Tax Period that ends before the Completion Date (Pre-Completion Return); and (b) provide to the Buyer copies of any Pre-Completion Return together with any work papers relating to the Pre-Completion Return no less than 10 Business Days prior to its due date for lodgement with a Tax Authority or 5 Business Days if it is a GST Return. 14.2 Tax Returns after Completion Date The Buyer must prepare and lodge all Tax Returns for each Target Entity for any: (a) Tax Period commencing before the Completion Date but ending on or after the Completion Date (Straddle Period Return); or (b) Tax Period commencing after the Completion Date. 14.3 Copy of Straddle Period Return The Buyer must provide a copy of any Straddle Period Return of a Target Entity to the Sellers, together with any work papers relating to the Straddle Period Return, no less than 20 Business

10314075_2 62 Legal/95754635_1 Days prior to its due date for lodgement with a Tax Authority or 10 Business Days if it is a GST Return. 14.4 Review of Straddle Period Return The Sellers will have a period of 5 Business Days from receipt of a Straddle Period Return for a Target Entity (Straddle Review Period) in which to review the Straddle Period Return for that Target Entity (or a period of 3 Business Days if a GST Return) and provide the Buyer with any comments. If the Sellers do not provide comments to the Buyer within the relevant Straddle Review Period, the Sellers are deemed to agree with the manner in which the Straddle Period Return has been prepared. 14.5 Referral to Tax Expert The parties agree to deal with each other in good faith to incorporate any comments that the Sellers may have on a Straddle Period Return. If the parties are unable to resolve any disagreement in respect of a Straddle Period Return within 3 Business Days of the end of the Straddle Review Period then the disagreement will be referred to the Tax Expert for determination (costs to be borne equally) and the parties agree that the Straddle Period Return will be lodged in accordance with the findings of the Tax Expert (and not before this time). 14.6 Access and assistance The Sellers and the Buyer agree to provide each other with all reasonable assistance and access to records and documents (including all electronic records and documents) required to comply with this clause 14. The Sellers and the Buyer must also provide reasonable access to any employee, agent, director or other person who has information relating to the Target Entities which is necessary to comply with this clause 14. 14.7 Costs Each party must pay its own costs in connection with this clause 14. 14.8 Refund If: (a) following payment by the Sellers of an amount in connection with a Tax Claim in respect of that Target Entity, an amount of Tax which is referable to the Tax Claim is refunded either in cash or by credit to a Buyer Group Member, including any amount or credit received following a successful objection or appeal; or (b) a Buyer Group Member receives (whether in cash or by way of offset against an amount owed to a Tax Authority) a refund of all or part of an amount of Tax that was paid by a Target Entity in respect of a period prior to the Completion Date, then the Buyer must within 10 Business Days of such refund or receipt pay to the Sellers their Respective Proportions of an amount equal to: (c) whichever is applicable: (i) in the case of clause 14.8(a), the lesser of the refund and the amount of the payment made by the Sellers with respect to the particular Tax Claim; or (ii) in the case of clause 14.8(b), so much of the refund;

10314075_2 63 Legal/95754635_1 (d) less all third party costs incurred by the Buyer Group Member in obtaining such refund (if any). 15. Tax Assessments 15.1 Notice If, after Completion, the Buyer or any Target Entity receives or proposes to lodge any Tax Assessment which is reasonably likely to give rise to a Tax Claim (Relevant Tax Assessment), the Buyer must, as soon as reasonably practicable, give the Sellers notice of the Tax Assessment (including a copy of each material document received or proposed to be lodged in connection with the Tax Assessment): (a) in the case of a Tax Assessment received from a Tax Authority, within 20 Business Days after the Tax Assessment is received; and (b) in the case of a Tax Assessment proposed to be lodged with any Tax Authority, no later than 40 Business Days before the Tax Assessment is proposed to be lodged. 15.2 Obligations after notice given The Buyer must not and must procure that each relevant Target Entity does not: (a) make any admission of liability, agreement, settlement or compromise with any Tax Authority in respect of the Relevant Tax Assessment to the extent it relates to a Pre- Completion Tax Event; or (b) in the case of a Relevant Tax Assessment proposed to be lodged with any Tax Authority, lodge that Relevant Tax Assessment to the extent it relates to a Pre- Completion Tax Event, without the prior written consent of the Sellers (not to be unreasonably withheld or delayed). 15.3 Sellers’ response to notice The Sellers may, within 20 Business Days after becoming aware of a Relevant Tax Assessment, give notice to the Buyer requiring the Buyer to comply with the terms of clause 12.2 in relation to the Relevant Tax Assessment. 15.4 Buyer’s right to settle If the Sellers do not give notice under clause 15.3, then, without limiting the Buyer’s other rights under this deed, the Buyer and each relevant Target Entity are entitled to settle, compromise or pay the Relevant Tax Assessment. 16. Restriction on activities 16.1 Restriction The Restrained Persons agree and undertake that they will not, and must procure that each of their Affiliates will not: (a) directly or indirectly, including as a principal, agent, partner, employee, shareholder, unitholder, director, trustee, beneficiary, manager, consultant, adviser or financier; and

10314075_2 64 Legal/95754635_1 (b) by themselves, or jointly with, or on behalf of or for the benefit of any other person, corporation or trust, be engaged or involved in, or conduct any of the Restricted Activities within the Restriction Area for the Restriction Period. 16.2 Restricted Activities The Restricted Activities are: (a) conducting or being engaged or involved in the Restricted Business Activity; (b) soliciting or persuading a current customer or client of the Target Group, or a person who was a customer or client of the Target Group in the 12 months before the date of this deed, to stop or reduce its business with the Buyer Group; (c) engaging or employing any person, or inducing or attempting to induce any person, who at the Completion Date is employed by any Target Entity or who later becomes an employee of the Buyer or the Buyer Group, to terminate his or her employment with the Buyer Group, other than in accordance with a Transaction Document; or (d) using, or (except as required by law) disclosing to a third party any Confidential Information, which is not generally known or available in the market place or which would not be generally known or available in the market place but for a breach of this clause. 16.3 Restriction Area Subject to clause 16.5, the Restriction Area is any of the following areas: (a) the whole world; (b) Australia, the United States of America, New Zealand, Canada and Israel; (c) Australia, the United States of America, New Zealand, Canada; (d) Australia, the United States of America and New Zealand; (e) Australia and the United States; (f) any state or territory within Australia in which the Target Group has had customers in the 36 months preceding the date of this deed; (g) New South Wales, Victoria and Queensland; (h) New South Wales and Victoria; (i) New South Wales; (j) an area within a 300 kilometre radius of any city or town in Australia which the Target Group carries on business at the date of this deed; (k) Sydney, Melbourne and Brisbane; (l) Sydney and Melbourne; and (m) Sydney.

10314075_2 65 Legal/95754635_1 16.4 Restriction Period Subject to clause 16.5, the Restriction Period is any of the following periods: (a) 60 months after the Completion Date; (b) 48 months after the Completion Date; (c) 36 months after the Completion Date; (d) 24 months after the Completion Date; (e) 18 months after the Completion Date; (f) 12 months after the Completion Date; and (g) 6 months after the Completion Date. 16.5 Effective Restriction Area and Restriction Period Unless the resulting covenants and restrictions are or become invalid or unenforceable for any reason, the Restriction Area and Restriction Period that will be effective between the parties in relation to any Restricted Activity will be those referred to in clauses 16.3(a) and 16.4(a). If a covenant and restriction is or becomes invalid or unenforceable because the Restriction Area or Restriction Period applying to a Restricted Activity is considered unreasonably large or long, the Restriction Area or Restriction Period will be reduced to the subsequent area or period listed in clauses 16.3 or 16.4, respectively. 16.6 Severability In this clause 16: (a) each of the restrictions resulting from the various combinations of a Restricted Activity, Restriction Area and Restriction Period has effect as a separate and independent covenant and restriction; and (b) if any of those covenants and restrictions are or become invalid or unenforceable for any reason, they will be severed from this document without effecting the validity or enforceability of any other covenant and restriction. 16.7 Exceptions Nothing in this clause 16 will prevent a Restrained Person from: (a) holding up to 5 per cent (in aggregate) of the share capital or any debentures or other securities of any company the shares of which are listed on a recognised securities exchange; or (b) recruiting a person through a recruitment agency (except if the agency targets employees of the Buyer Group) or in response to a genuine public advertisement in a newspaper, web page or other public employment advertisement. 16.8 Acknowledgements Each Restrained Person agrees and acknowledges that: (a) each covenant and restriction in this clause 16 is reasonable in the circumstances and necessary to protect the goodwill of the Business and the Target Group; and

10314075_2 66 Legal/95754635_1 (b) monetary damages may not be a sufficient remedy for a breach of this clause 16 and that the Target Group or the Buyer may seek and is entitled to remedies such as injunctive relief to prevent the breach and orders of specific performance to compel compliance. 17. Buyer's guarantee and indemnity 17.1 Guarantee of Buyer Guaranteed Obligations (a) The Buyer’s Guarantor, at the request of the Buyer, unconditionally and irrevocably guarantees to the Sellers and their successors, transferees and assigns the due and punctual performance, observance and discharge by the Buyer of all the Buyer Guaranteed Obligations if and when they become performable or due under this deed (or any document entered into pursuant to or in connection with it). (b) If the Buyer defaults in the payment when due of any amount that is a Buyer Guaranteed Obligation, the Buyer’s Guarantor must, promptly on demand by the Sellers, pay that amount to the Sellers in the manner prescribed by this deed (or any document entered into pursuant to or in connection with it) as if it were the Buyer. 17.2 Continuing obligation (a) The guarantee in this clause 17 is and will at all times be a continuing security and will cover the ultimate balance of all monies payable by the Buyer to the Sellers in respect of the Buyer Guaranteed Obligations, irrespective of any intermediate payment or discharge in full or in part of the Buyer Guaranteed Obligations. (b) The liability of the Buyer’s Guarantor under the guarantee in this clause 17 will not be reduced, discharged or otherwise adversely affected by: (i) any act, omission, matter or thing which would have discharged or affected the liability of the Buyer’s Guarantor had it been a principal obligor instead of a guarantor or indemnifier; or (ii) anything done or omitted by any person which, but for this provision, might operate or exonerate or discharge the Buyer’s Guarantor or otherwise reduce or extinguish its liability under the guarantee in this clause 17. 17.3 Obligations and rights not affected by certain matters The Buyer’s Guarantor waives any right it may have to require any Seller (or any trustee, agent or representative on their behalf) to proceed against or enforce any other right or claim for payment against any person before claiming from the Buyer’s Guarantor under this clause 17. 17.4 Indemnity The Buyer’s Guarantor must, on a full indemnity basis, pay to the Sellers on demand the amount of all costs and expenses (including legal and out-of-pocket expenses and any GST on them) incurred by the Sellers in connection with: (a) the preservation, or exercise and enforcement, of any rights under or in connection with the guarantee in this clause 17 or any attempt so to do; and (b) any discharge or release of this guarantee.

10314075_2 67 Legal/95754635_1 17.5 Buyer’s Guarantor’s rights suspended Until all amounts that may be or become payable by the Buyer under or in connection with this deed have been irrevocably paid in full, and unless the Sellers otherwise direct in writing, the Buyer’s Guarantor must not exercise any security or other rights it may have by reason of performing its obligations under this clause 17, whether such rights arise by way of set- off, counterclaim, subrogation, indemnity or otherwise. 17.6 Principal and independent obligation (a) The guarantee in this clause 17 is in addition to and independent of all other security that the Sellers may hold from time to time in respect of the discharge and performance of the Buyer Guaranteed Obligations. (b) The Buyer’s Guarantor as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 17.1 unconditionally and irrevocably agrees to indemnify and keep indemnified the Sellers in full and on demand from and against all and any losses, costs, charges, Claims, Liabilities, damages, demands and expenses suffered or incurred by the Seller arising out of, or in connection with, the Buyer Guaranteed Obligations not being recoverable for any reason, or the Buyer's failure to perform or discharge any of the Buyer Guaranteed Obligations. 17.7 Reinstating Sellers rights If a Claim is made under a Law relating to insolvency that a payment or transfer to the Sellers in connection with this deed is void or voidable and that Claim is upheld, conceded or compromised, then the Sellers are immediately entitled to the rights the Sellers had against the Buyer’s Guarantor before the payment or transfer was made. 18. Sellers' guarantee and indemnity 18.1 Guarantee of Seller Guaranteed Obligations (a) The Sellers’ Guarantor, at the request of the Buyer, unconditionally and irrevocably guarantees to the Buyer and its successors, transferees and assigns the due and punctual performance, observance and discharge by the Sellers of all the Seller Guaranteed Obligations if and when they become performable or due under this deed (or any document entered into pursuant to or in connection with it). (b) If the Sellers default in the payment when due of any amount that is a Seller Guaranteed Obligation, the Sellers’ Guarantor must, promptly on demand by the Buyer, pay that amount to the Buyer in the manner prescribed by this deed (or any document entered into pursuant to or in connection with it) as if it were the Sellers. 18.2 Continuing obligation (a) The guarantee in this clause 18 is and will at all times be a continuing security and will cover the ultimate balance of all monies payable by the Sellers to the Buyer in respect of the Seller Guaranteed Obligations, irrespective of any intermediate payment or discharge in full or in part of the Seller Guaranteed Obligations.

10314075_2 68 Legal/95754635_1 (b) The liability of the Sellers’ Guarantor under the guarantee in this clause 18 will not be reduced, discharged or otherwise adversely affected by: (i) any act, omission, matter or thing which would have discharged or affected the liability of the Sellers’ Guarantor had it been a principal obligor instead of a guarantor or indemnifier; or (ii) anything done or omitted by any person which, but for this provision, might operate or exonerate or discharge the Sellers’ Guarantor or otherwise reduce or extinguish their liability under the guarantee in this clause 18. 18.3 Obligations and rights not affected by certain matters The Sellers’ Guarantor waives any right they may have to require the Buyer (or any trustee, agent or representative on their behalf) to proceed against or enforce any other right or claim for payment against any person before claiming from the Sellers’ Guarantor under this clause 18. 18.4 Indemnity The Sellers’ Guarantor must, on a full indemnity basis, pay to the Buyer on demand the amount of all costs and expenses (including legal and out-of-pocket expenses and any GST on them) incurred by the Buyer in connection with: (a) the preservation, or exercise and enforcement, of any rights under or in connection with the guarantee in this clause 18 or any attempt so to do; and (b) any discharge or release of this guarantee. 18.5 Sellers’ Guarantor's rights suspended Until all amounts that may be or become payable by the Sellers under or in connection with the Seller Guaranteed Obligations have been irrevocably paid in full, and unless the Buyer otherwise directs in writing, the Sellers’ Guarantor must not exercise any security or other rights it may have by reason of performing its obligations under this clause 18, whether such rights arise by way of set- off, counterclaim, subrogation, indemnity or otherwise. 18.6 Principal and independent obligation (a) The guarantee in this clause 18 is in addition to and independent of all other security that the Buyer may hold from time to time in respect of the discharge and performance of the Seller Guaranteed Obligations. (b) The Sellers’ Guarantor as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 18.1 unconditionally and irrevocably agrees to indemnify and keep indemnified the Buyer in full and on demand from and against all and any losses, costs, charges, Claims, Liabilities, damages, demands and expenses suffered or incurred by the Buyer arising out of, or in connection with, the Seller Guaranteed Obligations not being recoverable for any reason, or any of the Sellers' failure to perform or discharge any of the Seller Guaranteed Obligations. 18.7 Reinstating Buyer rights If a Claim is made under a Law relating to insolvency that a payment or transfer to the Buyer in connection with the Seller Guaranteed Obligations is void or voidable and that Claim is upheld, conceded or compromised, then the Buyer is immediately entitled to the rights the Buyer had against the Sellers’ Guarantor before the payment or transfer was made.

10314075_2 69 Legal/95754635_1 18.8 Limitations apply Notwithstanding any other provision of this clause 18, this clause 18 and the guarantee and indemnity contained in it are subject to clauses 11 and 12. 19. Confidentiality and publicity 19.1 Provisions to remain confidential Except as permitted under clause 19.2, each party must not, and must procure that its Representatives do not, without the prior written consent of the other parties, disclose: (a) the existence, content or effect of any Transaction Document or any other agreement entered into in connection with a Transaction Document; (b) the fact or content of negotiations leading up to or relating to this deed; (c) any information received or obtained by it or its Representatives regarding any of the other parties or their Representatives; and (d) in the case of the Buyer only: (i) Confidential Information prior to Completion; or (ii) confidential information of the business of EBC; or (e) in the case of the Restrained Persons only, Confidential Information on and from Completion, for the purposes of exploiting such Confidential Information for its own benefit or for the benefit of any person other than the Buyer or another Buyer Group Member. 19.2 Permitted disclosures A party may make disclosures: (a) as agreed by the Buyer in writing; (b) as expressly permitted under the terms of a Transaction Document; (c) where a person is a party to a Transaction Document without also being a party to this deed, the relevant Transaction Document may be disclosed to that person but only on a confidential basis; (d) to those of its Representatives or Related Bodies Corporate as the party reasonably thinks necessary to give effect to or enforce this deed but only on a confidential basis; (e) if required by law or a Government Agency, but only as far as practicable and lawful after the form and terms of that disclosure have been notified to: (i) in the case of disclosure by the Buyer, the Sellers; or (ii) in the case of disclosure by a Restrained Person, to the Buyer, and the Buyer and/or the Sellers (as applicable) have had a reasonable opportunity to comment on the form and terms; or

10314075_2 70 Legal/95754635_1 (f) if the information to be disclosed has already come into the public domain through no fault of that party, its Representatives, shareholders, investors or Related Bodies Corporate. 19.3 Equitable remedies The parties acknowledge that monetary damages may not be a sufficient remedy for a breach of this clause 19 and that a party may seek and is entitled to remedies such as injunctive relief to prevent the breach and orders of specific performance to compel compliance. 19.4 Confidentiality obligations to survive termination The rights and obligations of the parties under this clause 19 will survive termination of this deed. 19.5 Existing confidentiality agreements unaffected Nothing in this deed will prevent any Buyer Group Member or Target Entity from enforcing any confidentiality agreement entered into by potential purchasers of some or all of the Sale Shares before the date of this deed, to the extent that the confidentiality agreement was for the benefit of and is enforceable by that Target Entity. 19.6 Publicity No party will make or authorise a public announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this deed unless: (a) it has the prior written consent of the other parties; or (b) it is required to do so by Law or stock exchange rules and gives the other parties reasonable notice of and opportunity to comment on the intended announcement or communication. 19.7 Use of names, Business Intellectual Property or licensed Intellectual Property after Completion Without limiting any other provision of this deed, at any time after Completion, anywhere in the world, the Restrained Persons must not and must procure that each Seller Associate must not: (a) use the Business Intellectual Property in any way; (b) use any business name, domain name, logo, symbol, get up, trade mark, trade name, trade mark right in any registered business name, service mark, brand name or similar right, whether registered or unregistered, which is deceptively similar to or substantially identical with any Business Intellectual Property; (c) commit any act or omission which would be an infringement of, or otherwise inconsistent with, the Buyer's rights in any Business Intellectual Property immediately following the Completion Date; or (d) retain any copies of the Business Intellectual Property or Intellectual Property Licences, except as required by applicable Law, other than for the sole purpose of complying with its obligations under the Transitional Services Agreement in accordance with the terms of the Transitional Services Agreement.

10314075_2 71 Legal/95754635_1 20. GST 20.1 Interpretation Terms used in this clause 20 have the meaning given in the GST Act, as amended, or any replacement or other relevant legislation and regulations. 20.2 GST gross up If GST becomes payable on any supply made by a party (Supplier) under or in connection with this deed: (a) any amount payable or consideration to be provided under any other provision of this deed for that supply is exclusive of GST unless otherwise specifically stated; (b) an additional amount (Additional Amount) will be payable by the party providing consideration for that supply (Recipient), equal to the amount of GST payable on that supply as calculated by the Supplier in accordance with the GST law and payable at the same time and in the same manner as the consideration for that supply; and (c) the Recipient need not pay the Additional Amount until such time that the Supplier gives to the Recipient a tax invoice (or equivalent documentation which complies with the GST law) in respect of that supply. 20.3 Adjustments If for any reason, the GST payable by the Supplier in respect of a supply it makes under this deed varies from the Additional Amount it receives from the Recipient under clause 20.2(b) in respect of that supply (Adjustment Event), the Supplier will provide a refund or credit to or will be entitled to receive the amount of this variation from the Recipient (as appropriate). Where an Adjustment Event occurs in relation to a supply, the Supplier will issue an adjustment note (or equivalent document which complies with the GST law) to the Recipient in respect of that supply within 14 days after becoming aware of that Adjustment Event occurring. 20.4 Reimbursements Despite any other provision of this deed, any amount payable for a supply made under, in connection with, or in relation to this deed, which is calculated by reference to a cost, expense or other amount paid or incurred by a party will be reduced by an amount equal to any input tax credits which that party is entitled to in respect of that cost, expense or other amount. 20.5 GST groups A reference to GST payable by a Supplier includes any corresponding GST payable by the representative member of any GST group of which that party is a member, and a reference to an input tax credit entitlement of a party includes any corresponding input tax credit entitlement of the representative member of any GST group of which that party is a member. 21. Default interest 21.1 Defaulting party to pay interest If a party fails to pay any amount payable under this deed on the due date for payment, that party must pay interest on the amount unpaid at the rate of 3% per annum above the Interest Rate. This interest must be paid on demand.

10314075_2 72 Legal/95754635_1 21.2 Calculation of interest The interest payable under clause 21.1: (a) accrues daily from and including the due date for payment up to but excluding the actual date of payment on the basis of a year of 365 days; and (b) may be capitalised by the person to whom it is payable at daily intervals. 21.3 Interest following judgment If a liability of a party becomes merged in a judgment or order, the party (as an additional and independent obligation) must pay interest on the amount of that liability from, and including, the date of judgment until it is paid in full at the higher of: (a) the rate payable under the judgment or order; and (b) the rate payable under clause 21.1. 21.4 Other remedies unaffected A party’s right to require payment of interest under this clause 21 does not affect any other rights and remedies it may have in relation to any failure to pay an amount due under this deed. 22. Costs and duties 22.1 Costs Subject to clause 22.2, the Buyer and the Sellers must each pay their own costs in relation to the preparation and execution of this deed. 22.2 Duties The Buyer must bear and is responsible for all Duties on or in respect of this deed (including any declaration of trust under this deed) and any instrument in connection with the Transactions. 23. Set-off The Buyer must not consolidate or merge, or apply, any amount payable by it by way of set- off, lien or counterclaim in or towards the satisfaction of any money at any time due and payable, by the Sellers to the Buyer. 24. Notices 24.1 Service of notices A notice, demand, consent, approval or communication under this deed (Notice): (a) must be in writing and in English directed to the recipient’s address for notices specified in the Details (as varied by any Notice); (b) must be hand delivered, left at or sent by prepaid post or email to the recipient’s address for notices specified in the Details (as varied by any Notice); and (c) may be given by an agent of the sender.

10314075_2 73 Legal/95754635_1 24.2 Effective on receipt A Notice given in accordance with clause 24.1 takes effect when received (or at a later time specified in it), and is taken to be received: (a) if hand delivered or left at the recipient’s address, on delivery; (b) if sent by prepaid post, the third Business Day after the date of posting, or the seventh Business Day after the date of posting if posted to or from outside Australia; and (c) if by email transmission, within 2 hours after the email was sent unless the sender receives an automated notice (not including an ‘out of office’ notice) that delivery has failed or the party sending the email knows or reasonably ought to suspect that the email and the attached communication were not delivered to the addressee’s domain specified in the email address notified for the purposes of clause 24.1, but if the delivery or transmission under paragraph (a) or (c) is outside Business Hours, the Notice is taken to be received at the commencement of Business Hours after that delivery, receipt or transmission. 24.3 Process service Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this deed may be served by any method contemplated by this clause in addition to any means authorised by Law. 25. General 25.1 Alterations This deed may be altered only in writing signed by each party. 25.2 Approvals and consents Except where this deed expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this deed. 25.3 Assignment A party may only assign this deed or a right under this deed with the prior written consent of each other party. 25.4 Counterparts This deed may be executed in counterparts. All executed counterparts constitute one document. This deed may be executed by either of the parties by duly executing a counterpart and forwarding a copy of the signed counterpart to the other party. 25.5 No merger Except where this deed expressly states otherwise, the rights and obligations of the parties under this deed do not merge on completion of any transaction contemplated by this deed. 25.6 Entire agreement This deed constitutes the entire agreement between the parties, and all of its terms whether express or implied. All prior discussions, undertakings, agreements, representations,

10314075_2 74 Legal/95754635_1 warranties and indemnities in relation to the subject matter thereof are replaced by this deed and have no further effect. 25.7 Further action Each party must do, at its own expense, everything reasonably necessary to give full effect to this deed and the transactions contemplated by it (including executing documents) and to use all reasonable endeavours to cause relevant third parties to do likewise. 25.8 Severability If the whole or any part of a provision of this deed is invalid or unenforceable in a jurisdiction it must, if possible, be read down for the purposes of that jurisdiction so as to be valid and enforceable. If however, the whole or any part of a provision of this deed is not capable of being read down, it is severed to the extent of the invalidity or unenforceability without affecting the remaining provisions of this deed or affecting the validity or enforceability of that provision in any other jurisdiction. 25.9 Survival Any indemnity or obligation of confidentiality in this deed is independent and survives termination of this deed. Any other term which by its nature is intended to survive termination of this deed survives termination of this deed. 25.10 Attorneys Each person who executed this deed on behalf of a party declares that he or she has no notice of the revocation or suspension by the grantor or in any other manner of the power of attorney under the authority of which he or she executes this deed. 25.11 Waiver A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise by a party of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver. 25.12 Relationship Except where this deed expressly states otherwise, this deed does not create a relationship of employment, trust, agency or partnership between the parties. 25.13 Remedies cumulative The rights provided in this deed are cumulative with and not exclusive of the rights, powers or remedies provided by Law independently of this deed. 25.14 Electronic signing and counterparts (a) To the extent permitted by law, this deed may be electronically signed. (b) Each party consents to this deed being electronically signed by or on behalf of a party. (c) Where this deed is electronically signed by or on behalf of a party, the party warrants and agrees that:

10314075_2 75 Legal/95754635_1 (i) the electronic signature has been used to identify the person signing and to indicate that the party intends to be bound by electronic signature; and (ii) they or anyone signing on their behalf has affixed their own electronic signature. (d) This deed may be signed, including electronically signed, in a number of counterparts which together will constitute one document. (e) Each party consents to the exchange of counterparts of this deed by delivery by email or such other electronic means as may be agreed by the parties. The parties agree that an electronic or scanned copy of a counterpart that is delivered by email or such other agreed electronic means: (i) is deemed an original counterpart; (ii) is sufficient evidence of the execution of the original; and (iii) may be produced in evidence for all purposes in place of the original. 25.15 Governing Law This deed will be governed by and construed in accordance with the Law for the time being in force in New South Wales and the parties, by entering into this deed, are deemed to have submitted to the non-exclusive jurisdiction of the courts of that State.

Executed by PBH Australia Holding Company Pty Limited ACN 164 608 646 in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) Signature of director Signature of director / company secretary (delete as applicable) Name of director (print) Name of director / company secretary (print) Executed by Care Pharmaceuticals Pty Limited ACN 009 200 604 in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) Signature of director Signature of director / company secretary (delete as applicable) Name of director (print) Name of director / company secretary (print) Docusign Envelope ID: 71D1E492-6CDD-4C74-89D2-94B398036F0F Christine Sacco Christine Sacco Ronald Lombardi Ronald Lombardi